Exhibit 10.9



                     AMENDED AND RESTATED POWER SALES AGREEMENT

                                           between

                                 P.T. PUNCAKJJAYA POWER

                                         and

                           P.T. FREEPORT INDONESIA COMPANY

                            dated as of December 18, 1997




                             Power Generation Facilities
                                Irian Jaya, Indonesia






                                  TABLE OF CONTENTS

                                                                       Page


          ARTICLE I DEFINITIONS AND USAGE................................1

           SECTION 1.01. DEFINITIONS.....................................1
           SECTION 1.02. USAGE...........................................2
           SECTION 1.03. PARTIES.........................................3

          ARTICLE II TERM................................................3

           SECTION 2.01. INITIAL TERM; RENEWAL...........................3

          ARTICLE III SALE AND PURCHASE OF CAPACITY AND ELECTRICITY......4

           SECTION 3.01. CAPACITY SUPPLY OBLIGATIONS.....................4
           SECTION 3.02. PURCHASE OBLIGATIONS............................4
           SECTION 3.03. RISK OF LOSS....................................5
           SECTION 3.04. THIRD PARTY SALES...............................5
           SECTION 3.05. ADJUSTMENTS TO TARGET CAPACITY LEVELS...........6
           SECTION 3.06. ADDITIONAL CAPACITY REQUIREMENTS BY PTFI........8

          ARTICLE IV.....................................................9


          ARTICLE IV SUPPLY OF FUEL......................................9

           SECTION 4.01. OBLIGATION TO SUPPLY DIESEL FUEL................9
           SECTION 4.02. ASSIGNMENT OF COAL SUPPLY AGREEMENT.............9

          ARTICLE V COORDINATION OF PTFI'S PLANT AND FACILITIES.........10

           SECTION 5.01. ADDITIONAL PTFI INTERCONNECTIONS...............10
           SECTION 5.02. SCHEDULING OF CAPACITY DELIVERY................10
           SECTION 5.03. USE OF COAL DOCK...............................11


          ARTICLE VI METERING...........................................11

           SECTION 6.01. OWNERSHIP AND MAINTENANCE......................11
           SECTION 6.02. TESTING OF METERS..............................11
           SECTION 6.03. ADJUSTMENTS FOR INACCURACY.....................12

          ARTICLE VII BILLING AND PAYMENT...............................13

           SECTION 7.01. (A) BILLING....................................13
           SECTION 7.02. DISPUTED PAYMENT...............................14
           SECTION 7.03. CHANGE IN LAW ADJUSTMENTS......................14
           SECTION 7.04. ADJUSTMENTS TO CLOSING MODEL...................18

          ARTICLE VIII OPERATION AND MAINTENANCE........................19

           SECTION 8.01. OPERATION......................................19
           SECTION 8.02. MAINTENANCE....................................19
           SECTION 8.03. CERTAIN OPERATING MATTERS......................19

          ARTICLE IX ALTERATIONS TO THE FACILITIES......................21

           SECTION 9.01. ALTERATIONS TO THE FACILITIES BY PJP...........21

          ARTICLE X INSURANCE; DAMAGE AND DESTRUCTION; EXPROPRIATION....22

           SECTION 10.01. PJP'S INSURANCE COVERAGE......................22
           SECTION 10.02. EVIDENCE OF COVERAGE..........................24
           SECTION 10.03. WAIVER OF SUBROGATION; RELEASE................24
           SECTION 10.04. DAMAGE AND DESTRUCTION........................24
           SECTION 10.05. EXPROPRIATION AND OTHER LOSSES................25
           SECTION 10.06. ADJUSTMENT OF EQUITY COMPONENT................26

          ARTICLE XI ENVIRONMENTAL RESPONSIBILITY.......................26

           SECTION 11.01. ENVIRONMENTAL INDEMNIFICATION BY PJP..........26
           SECTION 11.02. ENVIRONMENTAL INDEMNIFICATION BY PTFI.........27
           SECTION 11.03. NOTICE OR KNOWLEDGE RELATING TO POSSIBLE
                          CLAIMS........................................27
           SECTION 11.04. RELEASE; WAIVER OF SUBROGATION................28
           SECTION 11.05. SURVIVAL......................................28

          ARTICLE XII ADDITIONAL AGREEMENTS.............................29

           SECTION 12.01. RECORDS.......................................29
           SECTION 12.02. ACCESS........................................29
           SECTION 12.03. APPLICABLE PERMITS............................29
           SECTION 12.04. WASTE HEAT....................................30
           SECTION 12.05. NO OTHER CHARGES..............................30
           SECTION 12.06. PENALTIES NOT ASSESSED AGAINST PJP............30

          ARTICLE XIII FORCE MAJEURE AND LOCAL POLITICAL RISK...........33

           SECTION 13.01. FORCE MAJEURE EVENT DEFINED...................33
           SECTION 13.02. EFFECT OF FORCE MAJEURE EVENT.................33
           SECTION 13.03. MITIGATION AND NOTICE.........................34
           SECTION 13.04. LABOR DISPUTES................................34
           SECTION 13.05. EXTENDED FORCE MAJEURE........................34

          ARTICLE XIV PTFI'S RIGHTS OF ENTRY............................34

           SECTION 14.01. ADVERSE CONDITIONS............................35
           SECTION 14.02. EXTENDED FORCE MAJEURE........................35
           SECTION 14.03. LOCAL POLITICAL RISK..........................36
           SECTION 14.04. PJP DEFAULT...................................36
           SECTION 14.05.ADVERSE EFFECTS; EFFECT ON OTHER RIGHTS AND
           REMEDIES.....................................................37

          ARTICLE XV ASSIGNMENT.........................................37

           SECTION 15.01. PJP...........................................37
           SECTION 15.02. PTFI..........................................37

          ARTICLE XVI DEFAULT AND TERMINATION...........................38

           SECTION 16.01. EVENTS OF DEFAULT.............................38
           SECTION 16.02. [RESERVED]....................................43
           SECTION 16.03.REMEDIES ON DEFAULT, APPOINTMENT OF SUCCESSOR
           MINE OPERATOR. SUBJECT TO SECTION 16.03(F), .................43

          ARTICLE XVII REPRESENTATIONS AND WARRANTIES...................45

           SECTION 17.01. REPRESENTATIONS AND WARRANTIES OF PJP.........45
           SECTION 17.02. REPRESENTATIONS AND WARRANTIES OF PTFI........46

          ARTICLE XVIII INDEMNIFICATION/LIMITATION OF LIABILITY.........47

           SECTION 18.01. INDEMNIFICATION BY PTFI.......................47
           SECTION 18.02. INDEMNIFICATION BY PJP........................47
           SECTION 18.03. LIMITATION OF LIABILITY.......................48
           SECTION 18.04. NOTICE AND COOPERATION........................48
           SECTION 18.05. DISPUTE OF OBLIGATION.........................49
           SECTION 18.06. SURVIVAL......................................49

          ARTICLE XIX DISPUTE RESOLUTION................................49

           SECTION 19.01. NEGOTIATED RESOLUTION.........................49
           SECTION 19.02. PROCEDURE FOR INITIATING ARBITRATION..........50
           SECTION 19.03. GENERAL ARBITRATION RULES.....................50
           SECTION 19.04. NECESSARY PARTIES.............................51
           SECTION 19.05. FINALITY......................................51
           SECTION 19.06. VENUE.........................................51
           SECTION 19.07. TECHNICAL DISPUTE RESOLUTIONS.................51
           SECTION 19.08. COSTS OF ARBITRATION..........................52
           SECTION 19.09. PERFORMANCE OBLIGATIONS.......................52

          ARTICLE XX MISCELLANEOUS......................................52

           SECTION 20.01. APPENDICES AND SCHEDULES......................52
           SECTION 20.02. INTENTION OF THE PARTIES......................53
           SECTION 20.03. CONFIDENTIALITY...............................53
           SECTION 20.04. GOVERNING LAW.................................54
           SECTION 20.05. NOTICES.......................................54
           SECTION 20.06. SEVERABILITY..................................55
           SECTION 20.07. ENTIRE AGREEMENT..............................55
           SECTION 20.08. AMENDMENT.....................................55
           SECTION 20.09. WAIVER........................................55
           SECTION 20.10. TABLE OF CONTENTS; HEADINGS...................55
           SECTION 20.11. COUNTERPARTS..................................56
           SECTION 20.12. METHOD OF PAYMENT.............................56
           SECTION 20.13. DATE OF PAYMENT...............................56
           SECTION 20.14. DEFAULT INTEREST..............................56
           SECTION 20.15. ATTORNEYS' FEES...............................56
           SECTION 20.16. THIRD-PARTY BENEFICIARIES.....................57
           SECTION 20.17. FURTHER DOCUMENTS.............................57
           SECTION 20.18. PERFORMANCE OF OBLIGATIONS....................57
           SECTION 20.19. TAX COOPERATION...............................57
           SECTION 20.20. SURVIVAL OF PAYMENT OBLIGATIONS...............57


          APPENDIX A     DEFINITIONS
          APPENDIX B     INTERCONNECTION POINTS
          APPENDIX C     PTFI'S PLANT
          APPENDIX D     TIMIKA FACILITY
          APPENDIX E     PTFI'S SITE
          APPENDIX F     MILL SITE FACILITY
          APPENDIX G     PORT SITE FACILITY
          APPENDIX H     ENGINEERING FIRMS
          APPENDIX I     TECHNICAL SPECIFICATIONS FOR ELECTRICITY AND
                         ELECTRIC CAPACITY
          APPENDIX J     COAL FACILITY
          APPENDIX K     LIP FACILITY
          APPENDIX L     TARGET CAPACITY LEVELS AND RELIABILITY
          APPENDIX M     FORM OF MONTHLY INVOICE
          APPENDIX N     OUTLINE OF SITE PROCEDURES
          APPENDIX O     OPERATOR'S PERSONNEL

          SCHEDULE I     SUMMARY OF CHARGES - INITIAL TERM
          SCHEDULE II    [RESERVED]
          SCHEDULE III   OUTSTANDING INVESTMENT AND OPTION PRICE
          SCHEDULE IV PRINCIPLES GOVERNING USE BY THIRD PARTIES OF PJP'S TRANSMISSION AND DISTRIBUTION LINES
          SCHEDULE V     LETTER AGREEMENT CONCERNING LIP FACILITY
                         DATED JUNE 20, 1995
          SCHEDULE VI    TAX INFORMATION AND ASSUMPTIONS
          SCHEDULE VII   TERMS OF SUBORDINATION







                     AMENDED AND RESTATED POWER SALES AGREEMENT


                    This AMENDED AND RESTATED POWER SALES AGREEMENT (as hereafter amended, modified or supplemented in accordance with the terms hereof, this "Agreement") is made as of December 18, 1997 between P.T. PUNCAKJAYA POWER, an Indonesian limited liability company ("PJP"), and P.T. FREEPORT INDONESIA COMPANY, an Indonesian limited liability company, acting in its individual capacity and in its capacity as Mine Operator ("PTFI").


                    WHEREAS, PJP  and  PTFI  entered  into  a  Power  Sales
          Agreement dated as of December 27, 1994 (the "Original Power Sales Agreement") pursuant to which PJP has produced and sold to PTFI and PTFI has purchased from PJP electric capacity and electricity from the Existing Facilities;


                    WHEREAS, PTFI is presently conducting exploration, mining and milling operations as the Mine Operator;


                    WHEREAS, PJP has agreed to acquire from PTFI and PTFI has agreed to sell to PJP the New Facilities (as hereinafter defined), and in connection therewith PJP and PTFI desire to amend and restate the Original Power Sales Agreement to set forth the terms upon which PJP will sell to PTFI and PTFI will purchase from PJP electric capacity and electricity from the Facilities; and

                    NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree the Original Power Sales Agreement is amended and restated in its entirety as follows:


                                     ARTICLE I

                                DEFINITIONS AND USAGE


                    Section 1.01. Definitions. Unless the express terms of this Agreement shall otherwise provide, capitalized terms used herein shall have the meanings ascribed to them in Appendix A.

                    Section 1.02. Usage. This Agreement shall be governed by the following rules of usage:


                    (a)  References to Persons.   A reference  herein to  a
          Person includes, unless the context otherwise requires, its permitted assignees.


                    (b) References to Laws. A reference herein to an Applicable Law includes any Governmental Authority's amendment to, or modification or written interpretation of, such Applicable Law.


                    (c) References to Divisions. A reference herein to an article, section, exhibit, schedule or appendix is to the article, section, exhibit, schedule or appendix hereto unless otherwise indicated.


                    (d)  References  to  Documents.    References  to   any
          document, instrument or agreement (a) shall be deemed to include all appendices, exhibits, schedules and other attachments thereto, and (b) shall mean such document, instrument or agreement, as amended, modified and supplemented from time to time in accordance with the terms thereof and as the same is in effect at any given time.


                    (e) Use of "Herein". Unless otherwise specified, the words "herein", "hereof", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof.


                    (f)  Use of  "Including".    The  words  "include"  and
          "including" do not limit the generality of any description following such term, and, for such purposes, the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                    Section 1.03. Parties. (a) This Agreement is entered into by PTFI, acting in its individual capacity and in its capacity as Mine Operator.


                    (b) (i)   No Person (other than PTFI) that participates
          in COW Operations shall have any liability to PJP hereunder for acts or omissions of PTFI which are outside the scope of actual authority given by such Person to PTFI.


                         (ii) If any Person (other than PTFI) that
                    participates in COW Operations has any liability to PJP for the acts or omissions of PTFI hereunder, such liability shall be limited to such Person's Non-PTFI Proportion of the liability for such act or omission. "Non-PTFI Proportion" shall mean, with respect to any Person other than PTFI, that proportion of the costs of COW Operations which such Person is required to bear in accordance with arrangements agreed between such Person and PTFI, with a certificate from such Person as to that proportion being conclusive for the purposes of this Agreement.


                    (c) PTFI shall notify PJP of any other Person which is participating at any time in COW Operations, including an address for service of notices on such Person, but no failure to give notice under this Section 1.03(c) shall constitute an Event of Default for purposes of Section 16.01(b) or affect any rights of such Person hereunder.


                                   ARTICLE II

                                        TERM


                    Section 2.01. Initial Term; Renewal. The term of this Agreement shall commence on the Closing Date and, if not sooner terminated pursuant to the terms hereof, shall terminate twenty years thereafter (such period, the "Initial Term"); provided, however, that PTFI shall have the option to extend the Initial Term for up to an additional ten-year period (the "Renewal Term") upon its delivery to PJP, no earlier than 730 days and no later than 365 Days prior to the expiration of the Initial Term of a written notice expressing its desire to extend the Term (as defined below) by the Renewal Term. PJP shall have the right, if PTFI shall have exercised its option to extend the Initial Term for the Renewal Term, to cause PTFI to enter into a second Renewal Term (the "Second Renewal Term") for an additional ten-year period.


                    The Initial Term, the Renewal Term and the Second Renewal Term shall be hereinafter collectively referred to as the "Term".



                                   ARTICLE III
                    SALE AND PURCHASE OF CAPACITY AND ELECTRICITY


                    Section 3.01. Capacity Supply Obligations. During the Term, PJP shall, subject to the terms and conditions set forth herein including, without limitation, Section 3.04 hereof, make available, sell and deliver to PTFI, and to each Designated PTFI-Related Entity, at the Interconnection Point for each Facility (i) electric capacity in an aggregate amount equal to the Target Capacity Level of such Facility, and (ii) Electricity required by PTFI and each Designated PTFI-Related Entity at a rate not exceeding such Target Capacity Level; provided, however, that PJP shall use commercially reasonable efforts to satisfy PTFI and each Designated PTFI-Related Entity's demand for Electricity at the Interconnection Point for any Facility in excess of its Target Capacity Level subject to Generally Accepted Practices. PJP shall deliver all electric capacity and Electricity pursuant to this Section 3.01 in accordance with the technical specifications set forth in Appendix I.


                    Section 3.02. Purchase Obligations. Subject to the following sentence, PTFI shall accept and purchase all of the electric capacity and Electricity made available by PJP from the Facilities and delivered to the Interconnection Points in accordance with the terms hereof. PTFI shall have the right to require PJP, by communicating such requirement to PJP through SCADA or otherwise, to curtail or reduce its deliveries of Electricity to any Interconnection Point whenever PTFI determines, in its sole discretion, that such curtailment or reduction is necessary for any reason; provided, however, that the exercise of such right by PTFI will not diminish PTFI's obligation to pay the Capacity Charge or the Fixed O&M Charge.


                    PTFI shall have the right to accept and purchase electric energy from other sources, for its own use or the use of any PTFI-Related Entity, only during such times and to such extent as PJP is unable to satisfy PTFI's requirements for electric energy and capacity, except as otherwise provided below. In addition, PTFI shall have the right to produce, through the use of energy recovered from its mining operations, up to 100 MW of electric energy and capacity for its own use or the use of any PTFI-Related Entity; provided, however, that the exercise of such right by PTFI will not diminish PTFI's obligation to pay the Capacity Charge or the Fixed O&M Charge. Except as provided in this paragraph and in Section 3.06, PJP will be the only source from which PTFI may procure Electricity and electric capacity.


                    Section 3.03. Risk of Loss. Risk of loss with respect to all Electricity shall pass to PTFI upon the delivery by PJP of such Electricity to the Interconnection Points in accordance with the provisions of Appendix B hereto.


                    Section 3.04. Third Party Sales. PJP and PTFI agree that sales of electric energy and capacity to third parties on reasonable economic terms are to be encouraged on the terms and conditions set forth herein. PJP shall give PTFI written notice of any such proposed sale. PJP shall have the right to sell to third parties electric energy and capacity produced at any of the diesel generating units comprising the Facilities, including those situated at the Mill Facility, the LIP Facility, the Port Site Facility or the Timika Facility if either (a) PTFI consents to such sale, which consent shall not be unreasonably withheld or delayed or (b) PJP shall have demonstrated that (i) the proposed sale will not impair PTFI's priority right to receive Electricity from such Facility at the Target Capacity Level of such Facility and (ii) PJP shall have funded any costs associated with such sales. The exercise by PJP of its rights under this Section 3.04 shall not excuse or reduce PTFI's obligation to make payments in respect of the Capacity Charge and the O&M Charges. PTFI's written approval, which shall be at PTFI's sole discretion, shall be required for the construction of a fourth Coal Unit and shall be required for any sale by PJP to a third party of electric energy or capacity produced at the Coal Facility. Unless otherwise agreed by PTFI, all sales to third parties of electric energy and capacity from a Facility of like Reliability and term to the Electricity and capacity sold to PTFI from such Facility hereunder shall be at prices equal to or higher than the price charged to PTFI for Electricity and capacity from such Facility. A term of at least five (5) years shall be deemed to be a "like term" for purposes of the preceding sentence.


                    Section 3.05.  Adjustments to Target Capacity Levels.
          (a)The Target Capacity Level of any Facility shall be adjusted as set forth below:


                         (i) when both the first and second Coal Units have been Completed, the Target Capacity Level of the Coal Facility shall be established as an amount expressed in MW equal to the lower of the Unit Rating of the first Coal Unit and the second Coal Unit, as determined by the applicable procedures utilized to determine Completion of such Coal Unit;


                         (ii) when the third Coal Unit has been Completed, the Target Capacity Level of the Coal Facility shall be increased to an amount expressed in MW equal to the sum of the Unit Ratings of the two Coal Units which have the lowest Unit Ratings of all three Coal Units, as determined by the applicable procedures utilized to determine Completion of such Coal Unit;


                         (iii) after  the   third   Coal  Unit   has   been
                    Completed and (x) at such time when the level of electric demand for those portions of PTFI's Plant intended to be served by the Coal Facility is such that PJP may operate all three Coal Units at their Unit Rating or (y) at PJP's option, at any time after September 30, 1999, PJP shall conduct a capacity test of the Coal Facility consisting of the operation of all three Coal Units at their Unit Rating for a period of seven consecutive days using procedures mutually acceptable to PJP and PTFI (with the output corrected to reflect actual expected conditions and fuel specifications); provided, however, that if at the time of such test PTFI's requirements for Electricity and electric capacity are less than the amounts of Electricity and electric capacity that the Coal Facility is capable of generating while operating at full load, PJP may, with respect to any test conducted in accordance with clause (y) above, adjust the procedures used to conduct such test to account for the fact that the Coal Facility is operating at less than full load. The Target Capacity Level shall be adjusted to an amount expressed in MW equal to the sum of the tested capacity levels of the two Coal Units which have the lowest of the tested capacity levels of all three Coal Units, as determined by the test described in the preceding sentence and the Unit Rating of each Coal Unit shall be adjusted to such tested capacity level of such Coal Unit. Each of PJP and PTFI shall have a one-time right to demand that the capacity test conducted pursuant to this clause (iii) be readministered.


                         (iv)  when each of the  fourth and fifth units  of
                    the LIP Facility has been Completed, the Target Capacity Level of the LIP Facility shall be increased by an amount expressed in MW equal to the tested capacity of each such unit;


                         (v) upon the completion of any Required Alteration, the Target Capacity Level of the relevant Facility shall be adjusted to reflect any change in PJP's ability to supply Electricity from such Facility to the relevant Interconnection Point as a result thereof;


                         (vi)  upon PTFI's  exercise  of its  rights  under
                    Section 3.02 or 3.06 to produce electric energy and capacity or to accept electric energy or capacity from other sources, the Target Capacity Level of any relevant Facility shall be adjusted to reflect any change in PJP's ability to supply Electricity from such Facility to the relevant Interconnection Point as a direct result thereof;


                         (vii) upon PTFI's  exercise  of its  rights  under
                    Section 5.01 to interconnect PTFI's Plant with the distribution and transmission lines of power suppliers other than PJP (whether directly or indirectly by means of interconnecting through PJP's transmission and distribution lines), the Target Capacity Level of any relevant Facility shall be adjusted to reflect any change in PJP's ability to supply Electricity from such Facility to the relevant Interconnection Point as a direct result thereof;


                         (viii)upon PTFI's and PJP's establishment of mutually agreeable terms and conditions relating to the supply by PJP of additional electric capacity pursuant to Section 3.06, the Target Capacity Level of the relevant Facility shall be adjusted to reflect such agreement; and


                         (ix)  the  Target  Capacity  Levels  of  the   LIP
                    Facility and Power Plant C are subject to adjustment in accordance with the Letter Agreement.


          The Target Capacity Level of a Facility (other than the Coal Facility) will be reduced by the Unit Rating of any unit of such Facility which is taken out of service at the end of its useful life. A unit (other than a Coal Unit) will be deemed to have reached the end of its useful life upon achieving 120,000 hours of operation, unless a test to be conducted upon a unit having achieved such hours of operation indicates that such unit is capable of additional hours of reliable operation on a cost effective basis. The useful life of Power Plant A, and each other unit which is continuing in service after having achieved 120,000 hours of operation, will be assessed on a year-by-year basis. The adjustments to the Target Capacity Levels of the Coal Facility described in clauses (i) and (ii) of this Section
          3.05(a) shall not be effective until (a) the Coal Dock is functionally complete and capable of receiving shipments of coal on a continuous basis in amounts sufficient to operate the Coal Facilities at the relevant adjusted Target Capacity Level and (b) the New Transmission Line is functionally complete and capable of continuously transmitting electricity at a rate equal to the relevant adjusted Target Capacity Level. Notwithstanding the timing of the establishment of or adjustment to the Target Capacity Level of the Coal Facility in accordance with this
          Section 3.05(a), for any period prior to January 1, 2000, for purposes of assessing Curtailment Hours and Major Unexcused Outages, the Target Capacity Level of the Coal Facility shall be zero.


                    If as a result of any Change in Law the output of any Facility is curtailed, the Target Capacity Level for such Facility shall, during the period of such curtailment, be reduced to reflect such curtailed output.


                    (b)  Except as provided in clauses (a)(i), (ii), (iii),
          (iv) or (x) above, PJP and PTFI shall make good faith efforts to reach agreement on any proposed adjustment to a Target Capacity Level pursuant to clauses (a)(v) through (ix). If PTFI and PJP are unable to reach agreement within thirty (30) Days after any adjustment in Target Capacity Level is proposed by either party, the issue shall be submitted for resolution pursuant to Section 19.07.


                    (c) With respect to any adjustment of the Target Capacity Level of any Facility pursuant to this Section 3.05, such Target Capacity Level shall be adjusted so as to preserve the Reliability (as described in Appendix L) applicable to the Facilities.


                    Section 3.06.  Additional Capacity Requirements by
          PTFI. If PTFI shall require on an ongoing basis additional electric capacity that PJP is not obligated to provide hereunder, PTFI shall notify PJP of such need. PTFI and PJP shall negotiate in good faith to establish mutually-agreeable terms and conditions relating to the supply by PJP of such additional electric capacity, including adjustments to the pricing and operating parameters (including, without limitation, measures of Reliability and Target Capacity Level as further described in Appendix L), and the schedule for implementation of such supply of additional electric capacity. If within 90 days of PJP's receipt of PTFI's notification PJP and PTFI shall not have reached agreement on such terms and conditions, PTFI shall have the right to procure such additional electric capacity from other sources.


                                   ARTICLE IV

                                   SUPPLY OF FUEL


                    Section 4.01. Obligation to Supply Diesel Fuel. PTFI shall be obligated to deliver, or cause to be delivered, to PJP, Diesel Fuel as provided in the Restated Services Agreement.


                    Section 4.02.  Assignment of Coal Supply Agreement.
          PTFI hereby assigns, contemporaneously with the execution and delivery hereof, to PJP all of its right, title and interest in and to the Coal Supply Agreement. Notwithstanding such assignment, PTFI shall bear the risk of any failure by PT Kaltim Prima (or by any other supplier under a Coal Supply Agreement) to deliver Coal for use in the Coal Facility; provided that (i) PTFI shall have no risk as to any failure by PT Kaltim Prima (or any other supplier under a Coal Supply Agreement) to deliver Coal when such failure to deliver results from PJP's own Fault or Breach (excluding a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due hereunder) and
          (ii) PJP shall not be liable for the payment of any Penalty to the extent attributable to a failure of the coal supplier to deliver Coal meeting the specifications set forth in the Coal Supply Agreement unless such failure results from PJP's own Fault or Breach (excluding a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due hereunder). PJP shall not be deemed to be in breach of this Agreement during any period in which it is unable to supply Electricity and capacity from the Coal Facility at the levels required by PTFI as a result of such failure to deliver Coal, no Curtailment Hours shall accrue during such period and any such period shall be excluded from any calculation of the Availability of the Coal Facility for purposes of Schedule I hereto, unless PJP's inability to supply such Electricity or capacity is a result of its own Fault or Breach (excluding a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due hereunder).


                                     ARTICLE V

                     COORDINATION OF PTFI'S PLANT AND FACILITIES


                    Section 5.01. Additional PTFI Interconnections. At any time during the Term, PTFI shall have the right at its sole cost and expense, upon at least one hundred eighty (180) Days' prior written notice to PJP, to interconnect PTFI's Plant with the distribution and transmission lines of PTFI or power suppliers other than PJP (whether directly or indirectly by means of interconnecting through PJP's transmission and distribution lines); provided, however, that in the case of any such interconnection through PJP's transmission and distribution lines, PTFI or any such power supplier shall have entered into an agreement with PJP regarding its right to use PJP's transmission and distribution lines in accordance with the principles set forth in Schedule IV hereto. In the event that PTFI exercises its right pursuant to this Section 5.01 to interconnect PTFI's Plant to PTFI's or other power suppliers' transmission or distribution lines, PTFI shall pay all reasonable engineering, capital and operating costs, if any, incurred by PJP as a result thereof and take such other action, at its sole cost, as is necessary to prevent any material interference by such transmission or distribution lines with the ability of the Facilities to operate in accordance with the terms hereof.


                    Section 5.02. Scheduling of Capacity Delivery. In the absence of contrary notification by PTFI, PJP shall assume that PTFI (together with any Designated PTFI-Related Entity) requires, and PJP shall operate and maintain each Facility so as to make available to PTFI or any Designated PTFI-Related Entity at the relevant Interconnection Point as set forth in Appendix B hereto, electric capacity and Electricity at the Target Capacity Level of such Facility. PTFI shall, from time to time, notify PJP in writing of the period during which PTFI will make material alterations to its mining, mill processing or other operations, which alterations it expects will result in electric capacity requirement adjustments to the extent that PTFI desires that PJP perform maintenance during the period of such reduced capacity requirements. PJP shall perform maintenance to the extent commercially practicable during any such designated period. No Additional Output Bonuses or Curtailment Penalties shall be due with respect to (i) the period of time specified in such notice and (ii) provided that PJP has initiated startup of the Coal Facility prior to the conclusion of the period of time specified in such notice, the 24-hour period of time commencing immediately following tthe conclusion of the period of time specified in such notice.


                    Section 5.03. Use of Coal Dock. PJP hereby grants PTFI the right to enter on to and use the Coal Dock located at or near the Coal Facility for the purpose of loading and unloading PTFI's ore concentrate products and/or Diesel Fuel during any period during which PTFI's facilities normally used for such purpose cannot be used. PJP shall not be obligated to make the
          Coal Dock available to PTFI during any time when PJP is not required to provide Electricity or electric capacity to PTFI due to an Event of Default attributable or relating to PTFI. PJP shall not be deemed to be in breach of this Agreement during any period in which PJP is not able to operate the Coal Facility at its Target Capacity Level as a result of PTFI's use of such Coal Dock, no Curtailment Hours shall accrue during such period and such period shall be excluded from any calculation of Availability of the Coal Facility for purposes of Schedule I hereto. PTFI shall pay or reimburse PJP for any costs incurred by PJP as a result of the exercise by PTFI of its right to use the Coal Dock.


                                   ARTICLE VI

                                      METERING


                    Section 6.01. Ownership and Maintenance. PJP shall install, own and maintain one or more Meters to be located, respectively, on PJP's side of each Interconnection Point to determine accurately the kilowatt hours of Electricity delivered to such Interconnection Point. The Meters shall be used as the basis for billing for Electricity. All Meters shall be sealed to the extent reasonably practicable. PTFI may install at its sole cost and expense check meters on its side of each Interconnection Point.


                    Section 6.02. Testing of Meters. PJP shall on an annual basis inspect and test each Meter, and if any Meter registers inaccurately by more than the Applicable Meter Precision, PJP shall recalibrate each such inaccurate Meter. PJP shall provide PTFI reasonable prior notice of, and PTFI shall have the right to be present during, any occasion when PJP cleans, changes, repairs, inspects, tests, calibrates or adjusts a Meter hereunder, or intentionally breaks a seal on any Meter. PTFI may, at its expense, cause the Meters to be inspected at more frequent intervals.


                    Section 6.03. Adjustments for Inaccuracy (a) If any Meter is out of service, measurement shall be determined by: (i) a check meter installed by PTFI, if registering accurately at or within the Applicable Meter Precision or (ii) in the absence of any such accurately registering check meter, an estimate made by PJP by reference to quantities measured by such Meter during periods when the relevant Facility was operating at similar levels and under similar conditions and the Meter in question was registering accurately at or within the Applicable Meter Precision. If PTFI disagrees with the estimate made by PJP and the parties are not able to amicably resolve such disagreement, then the issue shall be submitted for resolution pursuant to
          Section 19.07.


                    (b) If, upon testing, a Meter is found to be registering inaccurately by more than the Applicable Meter Precision, measurement shall be determined by: (i) a check meter installed by PTFI, if registering accurately at or within the Applicable Meter Precision; (ii) in the absence of any such accurately registering check meter and if upon a calibration test of the Meter in question a percentage error is ascertainable, by the amount measured by such Meter as adjusted to reflect such percentage error; or (iii) in the absence of any such accurately registering check meter or an ascertainable percentage of error, an estimate made by PJP by reference to quantities measured by such Meter during periods when the relevant Facility was operating at similar levels and under similar conditions and the Meter in question was registering accurately. If no reliable information exists as to the period over which such Meter registered inaccurately by an amount greater than the Applicable Meter Precision, it shall be assumed for correction purposes hereunder that such inaccuracy began at the later of (x) the point in time midway between the testing date and the last previous date on which such Meter's measurement was tested and found to be registering accurately at or within the Applicable Meter Precision and (y) the date one (1) year prior to the testing date in question. Upon completion of such calibration test such Meter shall be promptly adjusted, if so required, to register accurately. If PTFI disagrees with the estimate made by PJP and the parties are not able to amicably resolve such disagreement, then this issue shall be submitted for resolution to Section 19.07.


                    (c) If, in accordance with paragraph (b) above, a Meter's measurement is found to register inaccurately by an amount equal to or less than the Applicable Meter Precision, any previous readings of such Meter submitted by PJP or PTFI before such test shall be considered accurate. If, in accordance with paragraph (b) above, a Meter's measurement is found to register inaccurately by an amount greater than the Applicable Meter Precision, any reading of such Meter since the previous test thereof shall be adjusted to reflect the corrected measurements determined pursuant to subsection (b) above. After making such adjustments, any previous payment made by PTFI or PJP on the basis of such reading shall be compared to the amount of such payment as adjusted to reflect such reading as adjusted in accordance with the preceding sentence, and the difference shall be credited toward or added to the next payment or payments due either party hereunder, as appropriate; provided that no payment adjustment to be made under this paragraph (c) shall be made with respect to the Debt Component of the Capacity Charge.


                                   ARTICLE VII

                                 BILLING AND PAYMENT

                    Section 7.01.  (a) Billing.  Throughout the Initial
          Term, PTFI shall pay to PJP the amounts described in and calculated in accordance with Schedule I hereto. Such amounts shall be invoiced and shall be payable in accordance with
          Schedule I and Appendix M hereto. It is the intent of the parties to minimize PJP's working capital requirements, and the timing of payments from PTFI to PJP hereunder (other than the Capacity Charge) will be adjusted by mutual agreement as necessary to ensure that funds are available to PJP to pay, when due, operating costs contemplated hereby (excluding operating costs relating to third party sales), and that excess working capital funds are not unnecessarily retained by PJP. Throughout the Renewal Term, PTFI shall pay PJP for Electricity and electric capacity a price comprised of (i) an equity component to the extent there remains Outstanding Investment and a debt service component to the extent there remains Debt of PJP from the Initial Term (other than Outstanding Investment or Debt allocable to sales of electricity or electric capacity to third parties);
          (ii) a fixed operation and maintenance charge and a variable operation and maintenance charge (each as defined in Schedule I hereto); (iii) a charge to fully reimburse PJP for the delivered cost of fuel for the Facilities; and (iv) an additional amount equal to the lesser of (x) U.S.$1,500,000 per annum (1998 Dollars, escalated each January 1, commencing January, 1999, by the following renewal indices: 50% by the GDP Deflator, 33% by the Copper Deflator and 17% by the Gold Deflator) and (y) U.S.$0.001 per KWH (1998 Dollars, escalated each January 1, commencing January, 1999, by the following renewal indices: 50% by the GDP Deflator, 33% by the Copper Deflator and 17% by the Gold Deflator). Throughout the Second Renewal Term, PTFI shall pay PJP for Electricity and electric capacity an amount that is equivalent to the then fair market value thereof as determined, prior to the commencement of the Second Renewal Term, by an independent appraiser to be appointed by PTFI with the reasonable consent of PJP. The appraiser shall be instructed to assume that fair market value is the equivalent of service fees paid by service recipients with respect to similar facilities in similar geographic localities.


                    (b) Capacity Charge. Throughout the Initial Term, the Capacity Charge and Fixed O&M shall not vary according to the amount of Electricity or electric capacity made available by PJP or of Electricity taken by PTFI and shall be subject to adjustment only in accordance with the express terms hereof. Throughout the Renewal Term, the Capacity Charge and Fixed O&M Charge will be paid in a manner as agreed by the parties.


                    Section 7.02. Disputed Payment. PTFI shall make each payment calculated and invoiced by PJP in accordance herewith when due, regardless of whether PTFI disputes the amount of such statement or invoice. Any dispute regarding the amount of any payment payable by either party hereunder shall be resolved pursuant to the procedures set forth in Article 19. In the event that it is determined through such procedures that either PTFI or PJP is entitled to an adjustment in the amount previously paid, the amount of such adjustment, together with interest thereon at the Default Interest Rate from the date of payment of such invoice until repaid, shall be paid in full in the currency in which the disputed payment was originally made (i) in a lump sum or (ii) at PJP's option, (A) during the Term (other than the last Contract Year) in equal adjustments to the next four payments of the Equity Component of the Capacity Charge due from PTFI to PJP or (B) during the last Contract Year of the Term, in equal adjustments to the remaining monthly payments payable by PTFI prior to the expiration of the Term or earlier termination of this Agreement. Payments to be made by PJP under this Section
          7.02 shall be subordinated to payments to Senior Secured Lenders and shall be payable only from and to the extent of amounts otherwise available to PJP, pursuant to the terms of the Financing Documents, for the payment of dividends. Interest shall accrue at the Default Interest Rate on any such payments which PJP has failed to make when due. This Section 7.02 shall survive the expiration of the Term or earlier termination of this Agreement.


                    Section 7.03. Change in Law Adjustments. (a) If any Change in Law shall result in an increase or decrease in the cost to PJP of operating and/or maintaining the Facilities (other than to the extent such increases or decreases are allocable to sales of electricity or electric capacity to third parties), then the Capacity Charge, the Fixed O&M Charge, the Variable O&M Charge and/or the Fuel Charge, as the case may be, shall be equitably adjusted to reflect such increase or decrease. PJP and PTFI shall make good faith efforts to agree on an equitable adjustment ("CIL Adjustment") to the components of the Capacity Charge, the Fixed O&M Charge, the Variable O&M Charge and/or the Fuel Charge, as the case may be, such that, after giving effect to such CIL Adjustment, PJP will be in the same financial position (except to the extent of any amounts borne by PJP pursuant to Section 7.03(d)) that it would have been had such Change in Law not occurred; provided that no such CIL Adjustment or Tax Adjustment (as defined in Section 7.03(b)) shall result in a reduction of the Debt Component of the Capacity Charge (other than with respect to any reduction in withholding taxes or similar amounts included in the Debt Component of the Capacity Charge). If PJP and PTFI, after making good faith efforts, are unable to agree on a CIL Adjustment within thirty (30) days after any adjustment is proposed by either party, the issue shall be submitted for resolution pursuant to Section 19.07.


                    (b) If any Change in Law shall result in an increase or decrease in the Indonesian Taxes payable by PJP (other than to the extent such increases or decreases are allocable to sales of electricity or electric capacity to third parties), then, in each case, the Capacity Charge, the Fixed O&M Charge, the Variable O&M Charge and/or the Fuel Charge, as the case may be, shall be equitably adjusted to reflect such increase or decrease. PJP and PTFI shall make good faith efforts to agree on an equitable adjustment ("Tax Adjustment") to the components of the Capacity Charge, the Fixed O&M Charge, the Variable O&M Charge and/or the Fuel Charge, as the case may be, such that, after giving effect to such Tax Adjustment, PJP will be in the saame financial position (except to the extent of any amounts borne by PJP in accordance with Section 7.03(d)), that it would have been had such assumption or inaccuracy or Change in Law not occurred; provided, that the Tax Adjustment with respect to interest on Subordinated Loans, dividends and profits will be computed for the Hypothetical Taxpayer with respect to its financial position as presented in the Closing Model. If PJP and PTFI, after making good faith efforts, are unable to agree on an adjustment within thirty (30) days after an adjustment is proposed by either party, the issue shall be submitted for resolution pursuant to Article 19, excluding Section 19.07.


                    (c) PJP shall use reasonable efforts to minimize the detrimental effect to PTFI of any Change in Law on the Capacity Charge, the O&M Charge and the Fuel Charge.


                    (d) (i) Subject to subparagraph (iii) of this Section 7.03(d), for each Change in Law PJP shall bear the first $100,000 of any increase in (x) the cost to PJP of operating and/or maintaining the Facilities or (y) the Indonesian Taxes payable by PJP, and PJP shall not be entitled to a CIL Adjustment or Tax Adjustment in respect of such amount(s). For each Change in Law, any increase in (1) the cost to PJP of operating and/or maintaining the Facilities or (2) the Indonesian Taxes payable by PJP, which is in excess of amount(s) borne by PJP pursuant to the preceding sentence, shall result in a CIL Adjustment and/or Tax Adjustment, as the case may be, to reflect such increased cost and/or Indonesian Taxes payable; provided that no such CIL Adjustment or Tax Adjustment shall result in a reduction of the Debt Component of the Capacity Charge (other than with respect to any reduction in withholding taxes or similar amounts included in the Debt Component of the Capacity Charge).


                         (ii)  Subject  to   subparagraph  (iv)   of   this
                    Section 7.03(d), for each Change in Law (A) PJP shall retain the benefit of the first $100,000 of any decrease in (x) the cost to PJP of operating and/or maintaining the (y) the Indonesian Taxes payable by PJP, (B) PTFI shall continue to pay the Capacity Charge, the O&M Charge and the Fuel Charge as set forth in Schedule I hereto and (C) PTFI shall not be entitled to a CIL Adjustment or Tax Adjustment in respect of such amount(s). For each Change in Law, any decrease in (1) the cost to PJP of operating and/or maintaining the Facilities or (2) the Indonesian Taxes payable by PJP, which is in excess of $100,000 (subject to subparagraph (iv) below), shall result in a CIL Adjustment and/or Tax Adjustment, as the case may be, to reflect such decreased cost and/or decrease in (or refund of) Indonesian Taxes.


                         (iii) At  any time  when  PJP  has  borne  in  the
                    aggregate (x) $1,000,000, during the Initial Term,  and
                    (y) $250,000, during the Renewal Term, of (A) increased operating and maintenance costs resulting from Changes in Law, (B) increased Indonesian Taxes resulting from Changes in Law and (C) Life Cycle Costs, PJP shall be entitled to CIL Adjustments and/or Tax Adjustments for all subsequent (1) increases in the cost to PJP of operating and/or maintaining the Facilities or in the Indonesian Taxes payable by PJP, which result from a Change in Law, and (2) Required Alterations. Solely for purposes of calculating the maximum aggregate amount which PJP is required to bear (without receiving the benefit of a CIL Adjustment or Tax Adjustment) pursuant to the preceding sentence, amounts borne by PJP pursuant to subparagraph (i) of this Section 7.03(d) and subparagraph (ii) of Section 7.03(e) shall be offset by amounts of decreases in respect of which PJP retains the benefit pursuant to subparagraph (ii) of this Section 7.03(d).


                         (iv) At any time when PJP has retained the benefit of, and PTFI has borne, and has not received a CIL Adjustment and/or Tax Adjustment for, in the aggregate (x) $1,000,000, during the Initial Term, and
                    (y) $250,000, during the Renewal Term, of (A) decreased operating and maintenance costs resulting from Changes in Law and (B) decreased (or refunded) Indonesian Taxes resulting from Changes in Law, PTFI shall be entitled to CIL Adjustments and/or Tax Adjustments for all subsequent decreases in (1) the cost to PJP of operating and/or maintaining the Facilities or (2) the Indonesian Taxes payable by PJP, which result from a Change in Law. Solely for purposes of calculating the maximum aggregate amount which PTFI is required to bear (without receiving the benefit of a CIL Adjustment or Tax Adjustment) pursuant to the preceding sentence, amounts of decreases retained by PJP pursuant to subparagraph (ii) of this Section 7.03(d) shall be offset by amounts which PJP is required to bear pursuant to subparagraph (i) of this Section 7.03(d) and subparagraph (ii) of Section 7.03(e).


                   (e)  Required Alterations. (i)     PJP  or  PTFI  shall
          give notice to the other party of any Alteration that is required by any Governmental Authority or by operation of any Governmental Action pursuant to Applicable Law (a "Required Alteration") which notice shall include in reasonable detail a description of the Required Alteration and the projected Alteration Costs thereof. PTFI shall, within thirty (30) Business Days of having given or received such notice, either (x) consent to such Required Alteration and elect to provide for the payment or financing, which financing shall be in compliance with the terms of the Financing Documents, of the Alteration Costs of such Required Alteration as provided in paragraph (ii) of this Section 7.03(e) or (y) propose to PJP that such Required Alteration be deferred or not be performed, which proposal shall be accompanied by proposed amendments hereto to either relieve PJP of, or compensate PJP for, the increased risks to PJP of deferring or not performing such Required Alteration. PJP shall consider PTFI's proposal in good faith, provided, however, that PJP shall not be required to defer or forego taking any action necessary to prevent a violation of Applicable Law, in which case the foregoing clause (x) shall apply. Any dispute as to PTFI's proposal shall, at either party's request, be submitted to technical dispute resolution in accordance with Section 19.07.

                         (ii) PTFI shall elect, within thirty (30) Business Days of receipt or delivery of a notice of a Required Alteration (or within fifteen (15) Business Days following resolution of any matter described in the last sentence of subparagraph (i) of this Section 7.03(e) that results in the making of a Required Alteration), as the case may be, to (A) pay directly the Life Cycle Costs of such Required Alteration (to the extent not required to be paid by PJP as provided below and to the extent not otherwise paid by PTFI), or
                    (B) agree to such modifications to the payments to be made by PTFI hereunder as shall permit the financing, which financing shall be in compliance with the terms of the Financing Documents, of the Life Cycle Costs of such Required Alteration (excluding any Life Cycle Costs paid by PTFI pursuant to clause (A) above), including a mutually acceptable return of and on any investment made by Shareholders in respect thereof; provided, however, that PJP shall bear the first $100,000 of Life Cycle Costs in respect of each Required Alteration. PTFI shall have no obligations under this Section 7.03(e) to the extent that a Required Alteration is attributable to any third party sale. Upon termination of this Agreement, PTFI's obligation to pay the Life Cycle Costs shall terminate.


                    (f) Notwithstanding the separate limits specified in Sections 7.03(d)(iii) and (iv) and 7.03(e)(ii), it is understood and agreed that the aggregate amount of costs borne, or benefits retained, by PJP with respect to all CIL Adjustments, Tax Adjustments and Life Cycle Costs in the aggregate shall be limited to $1,000,000 during the Initial Term, and $250,000 during the Renewal Term, after giving effect to the offsetting described in subparagraphs (d)(iii) and (iv) above, and once the applicable limit has been reached, PJP or PTFI, as the case may be, shall be entitled to CIL Adjustments, Tax Adjustments and adjustments for Required Alterations without further limitation.


                    Section 7.04. Adjustments to Closing Model. The Capacity Charge, as set forth in Section 1.2 of Schedule I hereto has been calculated based in part on the assumptions set forth in
          Schedule VI hereto. If the inaccuracy of any of the assumptions set forth in Schedule VI hereto with respect to Indonesian Taxes or tax attributes shall result in an increase or decrease in Indonesian taxes payable by PJP (other than to the extent such increases or decreases are allocable to sales of electricity or electric capacity to third parties) or United States taxes payable by the Shareholders (as assumed in the Closing Model), then the Closing Model shall be amended to correct any inaccuracies set forth therein and the Tax Gross-Up shall be equitably adjusted to maintain the Closing Model's original project internal rate of return (i.e. 16.65%), with differences in prior period payments being subject to interest at the Default Interest Rate.


                                   ARTICLE VIII

                              OPERATION AND MAINTENANCE


                    Section 8.01. Operation. PJP shall operate, or cause to be operated, the Facilities in accordance with Generally Accepted Practices, the Site Procedures and Applicable Law and in a manner which will not unreasonably or materially interfere with the operation of PTFI's Plant. PJP shall not use or occupy, or permit any portion of PJP's Site or the Facilities to be used or occupied, in violation of any Applicable Law, or in any manner or for any business or purpose that would constitute a nuisance. PTFI shall, at its sole cost and expense, provide, maintain and operate throughout the Term, in accordance with Generally Accepted Practices and Applicable Laws, all interconnection and other related electrical and fuel Equipment on its side of the Interconnection Points and Diesel Fuel Interconnection Points to the extent necessary to enable PJP to perform its obligations hereunder and to operate the Facilities in accordance with Generally Accepted Practices, the Site Procedures and Applicable Law.


                    Section 8.02. Maintenance. PJP shall maintain, or cause to be maintained, PJP's Site and the Facilities in good condition and repair, normal wear and tear excepted, and in accordance with Generally Accepted Practices and Applicable Law. Without limiting the foregoing, PJP shall use commercially reasonable efforts to maintain the Facilities so as to enable it to perform its obligations hereunder and to operate the Facilities in accordance with Generally Accepted Practices, the Site Procedures and Applicable Law.


                    Section 8.03. Certain Operating Matters. Without limiting the generality of Section 8.01 or Section 8.02, PJP's operation and maintenance responsibilities shall include the following:

                    (a) Site Procedures. Within 180 days after achievement of the Completion Criteria for the third Coal Unit, PJP shall prepare and deliver to PTFI detailed site procedures substantially as outlined in Appendix N (the "Site Procedures"), which procedures shall be (i) in accordance with all Applicable Laws and Aplicable Permits and (ii) in accordance with Generally Accepted Practicess.


                    (b)  Operator's   Personnel.      PJP's    organization
          structure for operating and maintenance of the Facilities is set forth in Exhibit O. PTFI shall be entitled to rely on the authority of the General Manager to act on behalf of and commit PJP in regard to matters involving day to day operation and maintenance of the Facilities hereunder. PJP shall notify PTFI of any material amendments, supplements or modifications to such Exhibit O.
                    PJP shall cause to be present  at each Facility at  all
          times at least one representative, who shall be qualified and authorized to direct the operation and maintenance of such Facility.
                    PJP shall  provide and  employ in  connection with  the
          operation and maintenance of the Facilities (i) professional and technically competent key personnel; (ii) qualified, skilled and experienced supervising engineers and technical assistants to provide functional direction of the performance of such activities; and (iii) such skilled, semi-skilled and unskilled labor as necessary for the proper operation and maintenance of the Facilities.


                    (c) Reports. PJP shall orally advise PTFI of the cause and expected duration of any Unexcused Outage that causes PTFI to curtail its mining or mill processing operations or shipping operations at PTFI's Site as soon as possible after its occurrence. Within 10 days after the conclusion of any Unexcused Outage, PJP shall deliver a report to PTFI describing the nature of the Unexcused Outage and detailing any remedial measures undertaken to correct such Unexcused Outage and to minimize future Unexcused Outages.


                    (d) Outages. PJP shall provide, annually with quarterly updates, notice to PTFI of any scheduled outage of a Facility to occur during the period covered by such notice. PJP shall use reasonable efforts to coordinate scheduled outages of the Facilities with scheduled downtime or periods of diminished operation of PTFI's Plant.

                    (e) Safety. Within 180 days after achievement of the Completion Criteria for the third Coal Unit, PJP shall establish and provide PTFI with a copy of a written program designed to allow operation and maintenance of the Facilities in a safe manner and in accordance with Generally Accepted Practices (the "Safety Program"). PJP shall conduct its operations in accordance with all Applicable Laws relating to safety and in accordance with the Safety Program.


                                   ARTICLE IX

                            ALTERATIONS TO THE FACILITIES


                    Section 9.01.  Alterations to the Facilities by PJP.
          PJP shall notify PTFI of PJP's intention to make or cause to be made any Alteration, which notice shall state whether, in PJP's opinion, the failure to make such Alteration would have a material adverse effect on PJP's ability to perform its obligations hereunder. If PTFI reasonably determines that such Alteration would have a material adverse effect on PTFI's operations or the operations of any PTFI-Related Entity at PTFI's Site, then PTFI may object to PJP's making such Alteration by notifying PJP in writing of such determination, describing the reasons for such determination within thirty (30) days of such notice. If, in PJP's reasonable judgment, PJP's failure to make such Alteration would result in a material adverse effect on PJP's ability to perform its obligations hereunder, and PTFI has notified PJP of its objection to such Alteration pursuant to the preceding sentence, the matter shall, at PJP's request, be submitted to technical dispute resolution in accordance with
          Section 19.07. If the Independent Engineer determines that the failure to make such Alteration would result in a material adverse effect on PJP's ability to perform its obligations hereunder, then, subject to the immediately succeeding sentence, PJP shall be permitted to make such Alteration and shall not be liable for any Penalties otherwise payable by PJP during the pendency of such determination. Notwithstanding (i) an agreement by PTFI or (ii) a determination in accordance with Section 19.07 that PJP's failure to make an Alteration would have a material adverse effect on PJP's ability to perform its obligations hereunder, PTFI may propose to PJP that such Alteration be deferred or not performed, which proposal shall be accompanied by proposed amendments hereto to either relieve PJP of, or compensate PJP for, the increased risk of PJP deferring or not performing such alteration. PJP shall consider PTFI's proposal in good faith. Any dispute as to PTFI's proposal shall, at either party's request, be submitted to technical dispute resolution in accordance with Section 19.07. PJP agrees that, except with respect to Required Alterations, PJP shall bear all Alteration Costs and related ownership, management, operation and maintenance costs without requesting any increase in payments from PTFI.


                    Nothing in this Section 9.01 shall be deemed to limit, or construed as limiting, PJP's ability to make emergency Alterations, without giving prior notice to PTFI, the failure of which to make in a timely manner would have a material adverse effect on PJP's ability to perform its obligations hereunder. PJP shall notify PTFI in writing within 10 days of having made any such emergency Alteration.


                                     ARTICLE X

                  INSURANCE; DAMAGE AND DESTRUCTION; EXPROPRIATION

                     Section 10.01. PJP's Insurance Coverage.

                    (a) During the Term, PJP shall maintain with respect to PJP's Site, the Facilities and the operation, maintenance, management, repair, replacement, alteration and removal thereof the following insurance coverage:


                         (i)   Property  insurance  written  in  all   risk
                    form, including coverage for earthquakes (subject to availability on commercially reasonable terms) and floods and boiler and machinery insurance, in amounts not less than the full replacement cost of the Facilities, including any increase in such replacement costs. During the performance of any construction work on PJP's Site, such insurance shall be in builder's risk completed value form, or such other form as is reasonably acceptable to the parties.


                         (ii)  Business  interruption  insurance   covering
                    actual  business   interruption  loss   sustained   and
                    expediting expense for a period of at least one year.


                         (iii) Commercial   general   liability   insurance
                    written on an occurrence basis and including coverage for premises operations, contractual liability, broad form property damage and independent contractors, in the amount of at least $1,000,000 combined single limits

                         (iv) If and for so long as PJP has any employees (including non-Indonesian nationals) based at PJP's Site, (x) Jamsostek as required by Indonesian law for PJP's Indonesian employees, (y) worker's compensation insurance with statutory limits and employer's liability in the amount of $1,000,000 for any PJP employee hired in the United States, and (z) other similar coverage which may be required by law in the country where any other expatriate employee of PJP is hired.


                         (v) Automobile liability insurance, including all owned, non-owned and hired vehicles, in the amount of at least $1,000,000.

                         (vi) Excess liability umbrella insurance with respect to liabilities covered by the insurance required pursuant to clauses (iii) and (v) above, in the amount of at least $25,000,000.

                    Notwithstanding the provisions  of subparagraph (a)  of
          this Section 10.01, PTFI shall provide or, at its sole discretion, cause to be provided, in accordance with the Restated Services Agreement, the coverages specified in Section 10.01(a)(i) and 10.01(a)(ii) above. During any period of time when PJP is unable to operate any part of the Facilities due to PTFI's failure to provide, or cause to be provided, the coverage specified in Section 10.01(a)(i), such period of time shall not be included for purposes of calculating Unexcused Outages or Availability. In the event PTFI is unable to provide, or cause to be provided, the coverage specified in Section 10.01(a)(i), PJP may obtain such insurance through alternative means, the cost of which shall be borne by PTFI through the Pass-through O&M Charge in accordance with Schedule I hereto.


                    (b) PJP shall carry all insurance required in Section 10.01(a)(iii), 10.01(a)(iv), 10.01(a)(v) and 10.01(a)(vi) above with one or more good and solvent insurance companies licensed to do business in Indonesia and reasonably satisfactory to PTFI, shall endorse such insurance to (x) name PTFI as an additional named insured thereunder and (y) provide that such insurance is primary, without any right of contribution of or from any other insurance carried by PTFI, and shall have a self insured retention of no less than $50,000 per occurrence. In addition, all insurance required under Section 10.01(a) shall be endorsed to provide that such insurance shall not be cancelled, reduced in amount or changed in any manner that affects the interest of PTFI without the insurer having first provided written notice to PTFI at least thirty (30) Days prior to any such change becoming effective. PJP shall effect such changes in the form (but not the amount or type) of such policies required pursuant to the preceding paragraph as are typical for projects of this type, provided such changes are commercially available at reasonable rates. PJP shall not assign its interests in any insurance policy (or any part or parts thereof) which PJP is required to maintain under this Section, including the right to receive any proceeds therefrom, except to a Senior Secured Lender. Any coverage amounts specified in clauses (iii), (iv), (v) and (vi) of the preceding paragraph shall be adjusted on each fifth anniversary of the Closing Date by the GDP Deflator.


                    Section 10.02. Evidence of Coverage. On or before the Closing Date and, thereafter, at least thirty (30) Days prior to the expiration date of any such policies, PJP shall furnish PTFI with a certificate evidencing or, if requested by PTFI, a duplicate original or agent certified copy of, all insurance policies PJP is required to maintain hereunder. PTFI shall furnish PJP with a certificate evidencing or, if requested by PJP, a duplicate original or agent certified copy of, all insurance policies PTFI is required to provide or cause to be provided hereunder.


                    Section 10.03. Waiver of Subrogation; Release. PTFI and PJP each hereby release the other, each PTFI-Related Entity and the officers, agents, Affiliates, commissioners, directors, shareholders, employees and assignees of any of them from any and all liability to the other or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to the releasing party's property caused by any casualty insured under insurance policies maintained by the releasing party to the extent of the insurance proceeds received by PTFI or PJP, respectively, even if such loss or damage results from the negligence of the released party or anyone for whom the released party may be responsible. PTFI and PJP shall each cause their respective property insurance policies to provide that the insurer waive all right to recover by way of subrogation against the other party and its officers, agents, Affiliates, commissioners, directors, shareholders, employees and permitted assigns in connection with any such loss or damage and shall each waive all right to recover against the other party and its officers, agents, Affiliates, commissioners, directors, shareholders, employees and permitted assigns in connection with any such loss or damage relating to property damage to the extent it is self-insured. This Section shall not enlarge, reduce or otherwise alter the obligations set forth in Section 11.04.


                    Section 10.04. Damage and Destruction.  If the
          Facilities or any part thereof shall be damaged or destroyed by fire or other casualty during the Term, and the proceeds of the insurance coverage received by PJP requirred to be obtained hereunder are sufficient to pay the costs of repairing or restoring the same in a good and workmanlike manner and in accordance with Generally Accepted Practices and Applicable Law, as nearly as possible to its value, condition and character immediately before such damage or destruction, then, subject to the terms of the Financing Documents, PJP shall proceed with such repair or restoration as soon as possible after the damage or loss occurs and shall complete such repair or restoration with due diligence and all due speed. In the event the proceeds of the insurance coverage required to be obtained hereunder are not sufficient to pay the costs of repairing or restoring the Facilities or portion thereof as contemplated herein, subject to the terms of the Financing Documents PTFI may require PJP to proceed with the repair or restoration of such Facilities (excluding any portion of such Facilities constituting an Alteration made in connection with any sale approved or permitted pursuant to Section 3.04 hereof) as contemplated herein, in which event PTFI shall be obligated to pay all such costs in excess of the insurance proceeds (other than any deductible amount, which shall be borne by PJP). Of the total amount paid by PTFI pursuant to the preceding sentence, an amount no greater than the amount of the Outstanding Investment shall constitute PSA Subordinated Debt owing by PJP to PTFI, and if the total amount anticipated to be paid by PTFI pursuant to the preceding sentence exceeds the amount of the Outstanding Investment, PTFI shall have the option, exercisable within ninety (90) Days after the date on which PTFI made the last payment towards such costs of repair or restoration, to purchase all of the assets of PJP or all of the Shares of PJP from the Shareholders for an amount equal to the Outstanding Investment minus $250,000 in accordance with the Option Agreement, provided that PTFI shall not have such option if PJP shall pay the portion of such costs which exceeds the amount of the Outstanding Investment. Upon such purchase, PTFI shall pay or assume the obligation to pay in accordance with the terms of agreements between PJP and Senior Secured Lenders all outstanding principal, all interest thereon and all other amounts payable to Senior Secured Lenders. Any excess insurance proceeds remaining after the Facilities, or any portion thereof, have been repaired or restored as contemplated above shall be given to PTFI. However, in the event that the Facilities or any portion thereof are not repaired or restored, as contemplated in the second sentence of this Section 10.04, any insurance proceeds received during the Initial Term shall be retained by PJP and any insurance proceeds received during the Renewal Term shall be paid to PTFI. Any decision not to repair or restore the Facilities or portion thereof under this Section 10.04 shall not constitute an abandonment of the Facilities or portion thereof for purposes hereof.

                     Section 10.05. Expropriation and Other Losses. In the event PJP receives compensation from any Governmental Authority (including any Person acting on behalf of any such Governmental Authority) in respect of any expropriation, condemnation or similar action or in respect of a Local Political Risk Event, the amount of such compensation shall be retained by PJP.


                    Section 10.06. Adjustment of Equity Component. Upon any permanent loss of a portion of the Facilities, whether through expropriation or casualty and the payment to PJP of the full amount of the proceeds or compensation specified in Section
          10.04 or Section  10.05, respectively, the  amounts set forth  in
          Schedule III hereto shall each be adjusted by multiplying such amounts by a percentage equal to one minus the Allocation Percentage applicable to such portion of the Facilities subject to permanent loss.


                                   ARTICLE XI

                            ENVIRONMENTAL RESPONSIBILITY


                    Section 11.01. Environmental Indemnification by PJP. Subject to Section 18.03, PJP hereby agrees to indemnify, defend and hold harmless PTFI, all Persons participating from time to time in COW Operations and all PTFI-Related Entities, their respective officers, directors, employees, commissioners and agents (each, a "PTFI Indemnitee") from and against any and all losses, liabilities (including strict liability and liability to third parties for toxic torts), damages, injuries, fines, assessments, expenses, including reasonable attorneys' fees and disbursements (except that PJP shall only bear the cost of representation by one firm of attorneys in each jurisdiction as is appropriate), (including any such losses, liabilities, damages, injuries, expenses, costs, judgments or claims asserted or arising under any law, statute, ordinance, code, rule, regulation, order or decree regulating or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance), costs of investigation and monitoring, costs of remediation, costs of any lawsuit, settlement or judgement and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, any PTFI Indemnitee by any Person, for, with respect to, or as a direct or indirect result of the escape, seepage, leakage, spillage, discharge, emission, migration or release from PJP's Site or the Facilities of any Hazardous Substance after the Closing Date, but only the extent such escape, seepage, leakage, spillage, discharge, emission, migration or release from PJP's Site or the Facilities of any Hazardous Substance did not result from (i) with respect to the New Facilities, a condition affecting the portion of PJP's Site on which any component of the New Facilities is situated, which condition existed prior to the date such component of the New Facilities was Completed, or (ii) with respect to the Existing Facilities, a condition arising on or prior to December 26, 1999 which is caused by any operational practice engaged in by PTFI prior to its conveyance of the Existing Facilities to PJP and continued thereafter by PJP with respect to the operation of the Existing Facilities, which practice PTFI has not informed PJP is in violation of Applicable Laws. Payments to be made by PJP under this Section 11.01 shall be subordinated to payments to Senior Secured Lenders and shall be payable only from and to the extent of amounts otherwise available to PJP pursuant to the terms of the Financing Documents for the payment of dividends, and shall not be credited toward amounts owing from PTFI. Interest shall accrue at the Default Interest Rate on any such payments which PJP has failed to make when due.


                    Section 11.02. Environmental Indemnification by PTFI.
          Subject to Section 18.03, PTFI hereby agrees to indemnify, defend and hold harmless PJP, and its officers, directors, commissioners, employees, shareholders and agents (each, a "PJP Indemnitee") from and against any and all losses, liabilities (including strict liability and liability to third parties for toxic torts), damages, injuries, fines, assessments, expenses, including reasonable attorneys' fees and disbursements (except that PTFI shall only bear the cost of representation by one firm of attorneys in each jurisdiction as is appropriate), (including any such losses, liabilities, damages, injuries, expenses, costs, judgment or claims asserted or arising under any law, statute, ordinance, code, rule, regulation, order or decree regulating or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance), costs of investigation and monitoring, costs of remediation, costs of any lawsuit, settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, any PJP Indemnitee by any Person for, with respect to, or as a direct or indirect result of (i) with respect to the Existing Facilities, the presence on or before December 26, 1994, on or under such portion of PJP's Site on which any component of the Existing Facilities is located, of any Hazardous Substance, (ii) with respect to the New Facilities, the presence on or before the date on which any component of the New Facilities is Completed, on or under any portion of PJP's Site on which such component of the New Facilities is situated, of Hazardous Substances (except to the extent resulting from the acts or omissions of PJP or its agents, contractors or employees) and (iii) the escape, seepage, leakage, spillage, discharge, emission, migration or release of any Hazardous Substance from the operations of PTFI or any PTFI-Related Entity or PTFI's Site on or after the Closing Date.


                    Section 11.03. Notice or Knowledge Relating to Possible Claims.


                    (a)  If  either  party  receives  any  notice  of,   or
          knowledge of, an event, condition or occurrence which would reasonably be expected to result in any claim for which indemnification may be sought under the indemnification provisions of this Article 11 from any Person, then such party shall promptly notify the other party orally and in writing of said notice; provided, however, that the failure by either party to give the other party prompt notice shall not relieve the other party from its indemnification obligations hereunder except to the extent the rights of the other party are actually prejudiced by such failure to give notice as required by this Section 11.03.


                    (b) The indemnified party may, at its own expense, retain separate counsel and participate in the defense of any such suit or action. The indemnified party shall not compromise or settle a claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.



                     Section 11.04. Release; Waiver of Subrogation. The indemnity of the parties set forth in this Article 11 shall be limited only to that portion of any such loss, damage, cost, expense, fine, fee or claim which is not covered by insurance maintained by or for the benefit of the PTFI Indemnitee or PJP Indemnitee, as the case may be, seeking indemnification. PTFI hereby releases each PJP Indemnitee and PJP hereby releases each PTFI Indemnitee, in each case from any and all liability to PTFI or PJP, as the case may be, or anyone claiming through or under PTFI or PJP, as the case may be, by way of subrogation or otherwise, for any loss, damage, cost, expense, fine, fee or claim for which indemnification would otherwise be provided in this Article 11 to the extent covered by insurance maintained by or for the benefit of the releasing party to the extent such release does not invalidate any insurance coverages. Each party shall cause its insurance policies to provide that the insurer waive all right to recover by way of subrogation or otherwise against any PTFI Indemnitee or PJP Indemnitee, as the case may be, for any such loss, damage, cost, expense, fine, fee or claim under this Article 11 which is covered by such insurance policy.


                    Section 11.05. Survival.  Any claims arising under this
          Article 11 with respect to events occurring before the expiration or termination of this Agreement shall survive the expiration or earlier termination of this Agreement.



                                   ARTICLE XII
                              ADDITIONAL AGREEMENTS


                    Section 12.01. Records.  Each party shall keep complete
          and accurate records appropriate for proper administration of this Agreement. Without limiting the foregoing, PJP shall maintain complete and accurate records of all O&M Charges, Fuel Charges, amounts incurred in connection with CIL Adjustments, Tax Adjustments, Required Alterations and all other amounts where one party must pay the other and an accurate and up-to-date operating log for each Facility, including records of electricity production for each clock hour, changes in operating status, maintenance periods and any unusual conditions found during inspections. All such records shall be maintained for a minimum of ten (10) years after the creation of such records and for any additional length of time required by any Governmental Authority. Either party shall have the right, upon fourteen (14) Days' notice to the other party, at its own expense to examine and audit the records of the other party relating to this Agreement.


                    Section 12.02. Access. (a) Each Facility shall be open to PTFI or its agent for inspection at reasonable times and upon reasonable notice to PJP, provideed that (i) PTFI or its agent shall comply with all safety requirements imposed on PJP's employees and contractors, and (ii) such access shall not
          materially  interfere   with   the  operation,   management   and
          maintenance of any Facility.


                    (b) Except as otherwise provided in this Agreement, PTFI shall have no right to (x) direct the operations of any Facility or any of the other ancillary assets comprising Property or (y) control PJP or its respective agents, employees, or independent contractors in the conduct of their duties. Any rights created by this Agreement in PTFI to enter into or onto the Property for purposes of reviewing the operation, maintenance, efficiency or output of the Facilities or such other assets are created by the express consent of PJP and are not intended by such creation to transfer any rights or duties of ownership, operation or control of the Property from PJP to PTFI. Representatives of PTFI may enter into or onto the Property only under the terms of this Agreement.


                    Section 12.03. Applicable Permits. Each of PTFI and PJP shall use commercially reasonable efforts to cause to be issued and maintained in full force and effect in its name all Applicable Permits required or advisable under Applicable Laws for the operation, maintenance and management, or in connection with any Alteration, of any Facility or PTFI's Plant, as applicable, and the consummation of any of the transactions contemplated hereby and the performance of their respective obligations hereunder. PTFI and PJP shall cooperate and, to the extent necessary or appropriate, coordinate their efforts in acquiring and maintaining all such Applicable Permits.


                    Section 12.04. Waste Heat. PTFI shall have the right to utilize waste heat produced by the Coal Facility for use in PTFI's concentrate drying operations. Upon PTFI's request, PJP shall install such equipment as is necessary in order for PTFI to utilize such waste heat. PTFI shall be responsible for all incremental capital and operating costs incurred by PJP in making such waste heat available to PTFI.


                    Section 12.05. No Other Charges. Except as expressly provided herein, neither party shall be entitled to any charge, fee, payment or other compensation for performing such party obligations hereunder.


                    Section 12.06. Penalties Not Assessed Against PJP. The parties agree that PJP shall not be liable for


               (a)  any Availability Penalty hereunder


                    (i)  during the pendency of the Independent  Engineer's
                         determination   regarding   the   making   of   an
                         Alteration pursuant to Section 9.1;


                    (ii) during the pendency of a Force Majeure Event or  a
                         Local Political Risk Event;


                    (iii)     as a result of  PJP's suspension of  delivery
                         of Electricity due to an Event of Default by PTFI, if such penalty would otherwise have arisen from suspension of delivery of Electricity;


                    (iv) to the extent attributable  to the failure of  the
                         coal  supplier   to  deliver   Coal  meeting   the
                         specifications set forth in the Coal Supply Agreement, unless such failure results from PJP's own Fault or Breach (excluding a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due hereunder);


                    (v) resulting from PJP's inability to operate the Coal Facility as a result of PTFI's use of the Coal Dock;


                    (vi) to the extent attributable  to the failure (1)  of
                         PJP or any permitted  assignee of PJP pursuant  to
                         Section 11.7 of the Restated Services Agreement to receive a service, or (2) of PTFI or any successor or permitted assignee of PTFI to otherwise fulfill an obligation, in each case, pursuant to the Restated Services Agreement; or


                    (vii)     if PJP is unable to operate the Facilities as
                         a result of PTFI's failure to provide, or cause to be provided, the insurance coverage specified in
                         Section 10.01(a)(i);


               (b)  any Heat Rate Penalty hereunder


                    (i) at any time prior to January 1, 2000 with respect to the Coal Facility;


                    (ii) during the pendency of the Independent  Engineer's
                         determination   regarding   the   making   of   an
                         Alteration pursuant to Section 9.1;


                    (iii)     during the pendency of a Force Majeure  Event
                         or a Local Political Risk Event;


                    (iv) as a  result of  PJP's suspension  of delivery  of
                         Electricity due to an Event of Default by PTFI, if such penalty would otherwise have arisen from suspension of delivery of Electricity;


                    (v) to the extent attributable to the failure of the coal supplier to deliver Coal meeting the specifications set forth in the Coal Supply Agreement, unless such failure results from PJP's own Fault or Breach (excluding a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due hereunder); or

                    (vi) to the extent attributable  to the failure (1)  of
                         PJP or any permitted  assignee of PJP pursuant  to
                         Section 11.7 of the Restated Services Agreement to receive a service, or (2) of PTFI or any successor or permitted assignee of PTFI to otherwise fulfill an obligation, in each case, pursuant to the Restated Services Agreement; or


               (c) any Curtailment Penalty or Unexcused Outages assessed hereunder


                    (i)  during the pendency of the Independent  Engineer's
                         determination   regarding   the   making   of   an
                         Alteration pursuant to Section 9.1;


                    (ii) during the  pendency  of a  Local  Political  Risk
                         Event;


                    (iii)     as a result of  PJP's suspension of  delivery
                         of Electricity due to an Event of Default by PTFI, if such penalty would otherwise have arisen from suspension of delivery of Electricity;


                    (iv) to the extent attributable  to the failure of  the
                         coal  supplier   to  deliver   Coal  meeting   the
                         specifications set forth in the Coal Supply Agreement, unless such failure results from PJP's own Fault or Breach (excluding a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due hereunder);


                    (v) resulting from PJP's inability to operate the Coal Facility as a result of PTFI's use of the Coal Dock;


                    (vi) to the extent attributable  to the failure (1)  of
                         PJP or any permitted  assignee of PJP pursuant  to
                         Section 11.7 of the Restated Services Agreement to receive a service, or (2) of PTFI or any successor or permitted assignee of PTFI to otherwise fulfill an obligation, in each case, pursuant to the Restated Services Agreement;


                    (vi) if PJP is  unable to operate  the Facilities as  a
                         result of PTFI's failure to provide, or cause to be provided, the insurance coverage specified in

                    (vii)     to the extent resulting from deficiencies  in
                         the design of the New Transmission Line towers if such deficiencies would reasonably have been uncovered had a physical load test been performed on the design of the towers.


                                   ARTICLE XIII

                       FORCE MAJEURE AND LOCAL POLITICAL RISK


                    Section 13.01. Force Majeure Event Defined. As used herein, "Force Majeure Event" shall mean any act, omission or circumstance, including, without limitation, any event or circumstances occasioned by or resulting from any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, tornadoes, windstorms, volcanoes, fires, storms, floods, disasters, civil disturbances, explosions, sabotage, Governmental Actions, the failure to act of any Governmental Authority, the inability to obtain, maintain or renew any Applicable Permits, changes in Applicable Laws, shortages of labor or materials, strikes or other labor disputes, failures or partial failures of any Equipment, failure of transportation which, in each case, is not within the commercially reasonable control of a party hereto, is not due to a Local Political Risk Event, and wholly or partially prevents or delays such party from performing its obligations hereunder; provided, however, that "Force Majeure Event" shall not include an act, omission or circumstance arising from the Fault or Breach of, or economic hardship affecting, the party claiming that a Force Majeure Event has occurred.


                    Section 13.02. Effect of Force Majeure Event. The parties shall be excused from performing any of their respective obligations hereunder (excluding (i) payment obligations established in Article 7, including, without limitation, payment in all circumstances of the Debt Component of the Capacity Charge, (ii) any other undisputed payment obligations arising out of this Agreement and (iii) all obligations under this Article 13 and Articles 18 and 19) and shall not be liable in damages (other than the Penalty amounts calculated in Schedule I hereto, if applicable) or otherwise on account of the non-performance of any such obligation, for so long as and to the extent that either party is unable to perform such obligation as a result of any Force Majeure Event. For purposes of this Section 13.02, a Local Political Risk Event shall be deemed to be a Force Majeure Event with respect to PJP.

                    Section 13.03. Mitigation and Notice. The occurrence of a Force Majeure Event shall not relieve a party of its obligations and liability hereunder to the extent such party fails to use commercially reasonable efforts to remove the cause and remedy or mitigate the effects of the Force Majeure Event if, using commercially reasonable efforts, such party could have removed such cause or remedied or mitigated such effects. In addition, during the duration of any Force Majeure Event, PJP shall exercise reasonable efforts to reduce costs included in the Fixed O&M Charge, and shall reimburse to PTFI any such reduction in cost, subject to PJP's right to apply such reduction first to pay or reimburse any loss or expense (other than Penalties due hereunder) arising from such Force Majeure Event not covered by insurance or borne by PTFI through payments made hereunder. In addition, no Force Majeure Event shall relieve a party of its obligations or liability hereunder unless such party shall give notice (including a reasonable description of such Force Majeure Event) to the other party within five (5) Days of such party becoming aware of the occurrence of such Force Majeure Event. Upon request and within a reasonable time period, the party whose obligations were suspended shall provide the other party with a plan for remedying the effects of such Force Majeure Event. Notwithstanding anything to the contrary in this Section 13.03, in no event shall PTFI or PJP take any action which violates Applicable Law. For purposes of this Section 13.03, a Local Political Risk Event shall be deemed to be a Force Majeure Event with respect to PJP.


                    Section 13.04. Labor Disputes. This Article 13 shall not require the settlement of any strike, walkout, lockout, or other labor dispute on terms which, at the discretion of the party involved, is contrary in any material way to its interests. It is understood and agreed that the settlement of such labor disputes shall be at the sole discretion of the party involved.


                    Section 13.05. Extended Force Majeure. If an Extended Force Majeure Event occurs, then PTFI may, upon ten (10) days prior written notice, terminate this Agreement. Upon such termination, PTFI shall (i) purchase the Shares at an amount equal to the Outstanding Investment, in accordance with the Option Agreement and (ii) pay or assume the obligation to pay in accordance with the terms of agreements between PJP and Senior Secured Lenders, all outstanding principal, all interest thereon and all other amounts payable to Senior Secured Lenders.


                                   ARTICLE XIV

                               PTFI'S RIGHTS OF ENTRY

                    Section 14.01. Adverse Conditions. PJP shall promptly notify PTFI of any Adverse Conditions. Such notice shall contain a description of such Adverse Condition in reasonable detail and the steps PJP proposes to take in order to remedy such Adverse Condition. If any Adverse Condition comes to PTFI's attention concerning which PJP has not given PTFI notice, PTFI shall promptly provide PJP with notice thereof. Promptly upon receipt of such notice from PTFI, PJP shall provide PTFI with a description of such Adverse Condition in reasonable detail and the steps PJP proposes to take in order to remedy such Adverse
          Condition.   If  PJP  shall not  have  commenced  to  take  steps
          reasonably calculated to remedy such Adverse Condition within a reasonable time (depending on the nature of the Adverse Condition and the threat it poses to PTFI's operations or the operations of a PTFI-Related Entity at PTFI's Site), PTFI shall have the right, exercisable in its sole discretion, after providing PJP with reasonable notice, to enter onto PJP's Site or the Facilities (as the case may be) and take such action as it deems necessary or
          advisable  (including  the  operation  of  any  or  all  of   the
          Facilities) to remedy such Adverse Condition. During any period that PTFI has entered and remained on PJP's Site pursuant to this
          Section 14.01, PTFI shall continue to pay, without any setoffs or other deductions against such amounts, PJP all amounts due in accordance with Article 7, including, without limitation, the
          Debt Component of  the Capacity Charge.   PTFI  shall quit  PJP's
          Site or the Facilities, as the case may be, promptly upon remedying such Adverse Condition. If PTFI exercises its right of reentry purssuant to this Section 14.01, PTFI may quit PJP's Site
          at any time upon fifteen (15)  Days' prior written notice.   PTFI
          may invoice PJP for costs incurred by PTFI in performing the actions described above and PJP shall pay such costs within twenty (20) Business Days. PJP's payment of such invoice shall be subordinated to payments to Senior Secured Lenders to the extent that such payment shall only be required to be made by PJP from funds which, in accordance with the agreements between PJP and Senior Secured Lenders, are available for PJP to pay dividends or amounts due in respect of subordinated debt to
          Shareholders or their Affiliates.   Interest shall accrue at  the
          Default Interest Rate on any such payments which PJP has failed to make within such 20 Business Day period. PJP may dispute the necessity of the actions and reasonableness of any costs incurred in performing necessary actions, and any reimbursement by PTFI of payments by PJP shall include accrued interest at the Default Interest Rate from the date of payment by PJP.

                    Section 14.02. Extended Force Majeure. Upon the occurrence of an Extended Force Majeure or the reasonable expectation of PTFI that a Force Majeure Event affecting PJP shall become an Extended Force Majeure, PTFI shall have the right, at its sole cost and exercisable in its sole discretion, upon reasonable notice to PJP, to enter onto PJP's Site or the Facilities (as the case may be) and take such action as it deems necessary or advisable (including the operation of any or all of the Facilities) to remove the cause and remedy or mitigate the effects of such Extended Force Majeure or Force Majeure Event, as the case may be. During any period that PTFI has entered and remained on PJP's Site pursuant to this Section 14.02, PTFI shall continue to pay, without any setoffs or other deductions against such amounts, PJP all amounts due in accordance with Article 7, including, without limitation, the Debt Component of the Capacity Charge. If PTFI exercises its right of reentry pursuant to this
          Section 14.02, PTFI may quit PJP's Site at any time upon  fifteen
          (15) Days' prior written notice to PJP but in no event shall PTFI remain on PJP's Site or the Facilities for more than fifteen (15) Days after the cessation of the Extended Force Majeure or Force Majeure Event giving rise to PTFI's right of entry. For purposes of this Section 14.02, "Force Majeure Event" shall have the meaning given in Section 13.01 without giving effect to the proviso in such Section.


                    Section 14.03. Local Political Risk. Upon the occurrence of a Local Political Risk Event affecting PJP, PTFI shall have the right, at its sole cost and exercisable in its sole discretion, after providing PJP with reasonable notice, to enter onto PJP's Site or the Facilities (as the case may be) and take such action as it deems necessary or advisable (including the operation of any or all of the Facilities) to remove the cause and remedy or mitigate the effects of such Local Political Risk Event. During any period in which PTFI has entered and remains on PJP's Site in accordance with this Section 14.03, PTFI shall continue to pay, without any setoffs or other deductions against such amounts, PJP all amounts due in accordance with
          Article 7, including, without limitation, the Debt Component of the Capacity Charge. If PTFI exercises its right of reentry pursuant to this Section 14.03 PTFI may quit PJP's Site at any time upon fifteen (15) Days' prior written notice to PJP but in no event shall PTFI remain on PJP's Site or the Facilities for more than fifteen (15) Days after the cessation of the Local Political Risk Event giving rise to PTFI's right of entry.


                    Section 14.04. PJP Default. Upon the occurrence of an Event of Default by PJP pursuant to Section 16.01(d) or (e), PTFI shall have the right, at PJP's cost, to enter PJP's Site and operate any or all of the Facilities. During any period in which PTFI has entered and remains on PJP's Site in accordance with this Section 14.04, PTFI shall pay to PJP all amounts due in accordance with Article 7, except that PTFI may offset any reasonable costs referred to in the previous sentence against such amounts other than the Debt Component of the Capacity Charge. If PTFI exercises its right of reentry pursuant to this
          Section 14.04, PTFI may quit PJP's Site at any time upon  fifteen
          (15) Days' prior written notice to PJP but in no event shall PTFI remain on PJP's Site or the Facilities for more than fifteen (15) Days after the cessation of the Event of Default giving rise to PTFI's right of entry.


                    Section 14.05. Adverse Effects; Effect on Other Rights and Remedies.

                    (a) PTFI shall use commercially reasonable efforts to minimize any adverse effects on the operations of PJP's Site or the Facilities caused by the exercise of any right of reentry it may have under this Article 14.


                    (b) Except as expressly provided in this Article 14, PTFI's exercise, or the failure by PTFI to exercise, any of its rights under this Article 14 shall not relieve PJP of its obligations hereunder nor limit any right or remedy otherwise available to PTFI.


                    (c)  Notwithstanding anything to  the contrary in  this
          Article 14, during the Renewal Term PTFI shall bear all costs incurred by PTFI in connection with the exercise of its rights under this Article 14, without any right of reimbursement from PJP.


                                   ARTICLE XV

                                     ASSIGNMENT


                    Section 15.01. PJP. PJP may not assign its rights or obligations hereunder without the prior written consent of PTFI, which consent shall not be unreasonably withheld; provided, however, that PJP shall have the right to assign all right, title and interest of PJP herein to a Senior Secured Lender as security for the obligations of PJP to such Senior Secured Lender.


                    Section 15.02. PTFI. PTFI shall have the right, with the prior written consent of PJP, to assign its rights or obligations hereunder; provided, however, that notwithstanding the foregoing, if such assignment is made pursuant to and in accordance with the Default Remedies Co-ordination Agreement, PJP's consent shall not be so required. PJP shall, in the case of any such assignment, cooperate with PTFI and any assignee and take such reasonable steps and execute all such documents and deeds as PTFI or such assignee may request or as may be necessary to effect any such assignment. Any assignee (other than a Senior Secured Lender, as collateral assignee) of PTFI hereunder shall assume in writing all existing payment obligations, and all other obligations arising after such assignment, of PTFI with respect to this Agreement, but no such assignment by PTFI of its rights hereunder shall relieve PTFI of any of its obligations hereunder, whether arising prior to or after such assignment. PTFI shall pay any and all reasonable out-of-pocket costs incurred by PJP in connection with any such assignment by PTFI.




                                   ARTICLE XVI
                               DEFAULT AND TERMINATION


                    Section 16.01. Events of Default. The following shall be events of default ("Events of Default") hereunder:


                    (a) with respect to either party hereto, the failure by such party to pay any payment due hereunder (except, in the case of PJP, payments to be made to PTFI which are subordinated pursuant to the terms hereof), and the continuation of such failure for fifteen (15) Days after receipt by the nonpaying party of written notice of the failure to pay;


                    (b) except as set forth in Section 16.01(a), with respect to either party hereto, the failure by such party to comply with any other material term, provision or covenant of this Agreement, the Restated Services Agreement or the New Asset Sale Agreement, and the continuation of such failure for forty-five (45) Days after notice thereof to the nonperforming party; provided, however, if such failure cannot reasonably be cured within such forty-five (45) Days and the nonperforming party shall commence to cure such failure within such forty-five (45) Day period and shall thereafter proceed with reasonable diligence and good faith to cure such failure, then such forty-five (45) Day period shall be extended for such longer period as would be reasonably necessary for such party to cure the same with all reasonable diligence and good faith;


                    (c) with respect to either party hereto, such party shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors under Applicable Law or shall seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such party or all or any substantial part of its properties, or a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such party seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether state or federal, and such party shall consent to or acquiesce in the entry of such order, judgment or decree, or the same shall remain unvacated and unstayed for an aggregate of sixty (60) Days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) Days. (The terms "acquiesce" and "acquiescence" as used in this Section 16.01(c) shall include, but not be limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law);


                    (d) with respect to PJP, the occurrence of one or more Major Unexcused Outages resulting from other than a Force Majeure Event;


                    (e) with respect to PJP, PJP shall abandon the operation of any Facility, which abandonment is not due to PTFI's Fault or Breach, with the intent that such abandonment be permanent, it being understood that such intent shall be presumed upon PJP's failure to resume operation of the abandoned
          Facility(ies) within three (3) Days after receipt by PJP of written notice from PTFI asserting that PJP has abandoned such Facility; provided, however, that the discontinuation by PJP of operations at any Facility shall not be considered an abandonment if PJP is prevented from operating such Facility by reason of the occurrence and continuance of a Force Majeure Event or a Local Political Risk Event, and it being further understood that nothing contained herein is intended to relieve PJP of its obligations under Section 13.03; and


                    (f)  with respect  to PTFI,  the occurrence  of one  or
          more of the following and the notice to PJP and PTFI by or on behalf of the Senior Secured Lenders that such event or occurrence constitutes an "event of default" under the Financing
          Documents:


                         (i) the occurrence of an Event of Resignation (as defined in the PTFI Participation Agreement as in effect on the date of the PJP Credit Agreement) under
                    Section 9.5 of the PTFI Participation Agreement as in effect on the date of the PJP Credit Agreement;


                         (ii) the  COW   shall  for   whatever  reason   be
                    terminated or cease to be in full force and effect other than pursuant to a Permitted Contract of Work Substitution (as defined in the PJP Credit Agreement);


                         (iii) PTFI shall default in the performance of any provision of the Chase Credit Agreements (as defined in the PJP Credit Agreement) as in effect from time to time (and without giving effect to any waivers to or amendments of such provision following any such default) which requires PTFI to maintain a specified EBITDA Coverage Ratio (as defined in the Chase Credit Agreement) or any successor provision which is designed to measure the adequacy of PTFI's earnings or revenues to debt services (including any debt service coverage ratio or fixed charges ratio); or if at any time in the future PTFI is not a party to a Chase Credit Agreement, PTFI shall fail to comply with the requirements of such provisions (if any) contained in the most recent Chase Credit Agreement of which PTFI was a party;


                         (iv) an event  of  default  with  respect  to  any
                    Indebtedness (as defined in the PJP Credit Agreement) of PTFI if the effect of such default shall result, directly or through action taken by holder(s) or obligee(s) of Indebtedness of PTFI, in acceleration (x) of the stated maturity of any Indebtedness of PTFI in an aggregate amount in excess of $50,000,000 or (ii) of any Indebtedness outstanding of PTFI under the Chase Credit Agreements (as defined in the PJP Credit Agreement);


                         (v) any representation, warranty or certificate made or deemed made by PTFI in any Financing Document or in any certificate, financial statement or other document furnished by PTFI to any Financing Entity or any Agent (as defined in the PJP Credit Agreement) shall prove to have been false or misleading in any material respect as of the time made or furnished and the facts or circumstances upon which such breach of representation or warranty is based if not cured within 30 days could reasonably be expected to have a Material Adverse Effect (as defined in the PJP Credit Agreement);


                         (vi) PTFI shall admit in writing its inability to,
                    or be generally unable to, pay its debts as such debts become due;


                         (vii) PTFI shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) make a general assignment for the benefit of its creditors,
                    (3) commence a voluntary case under the Bankruptcy Code (as defined in the PJP Credit Agreement) (as now or hereafter in effect) or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition, readjustment or moratorium of debts, (4) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition, readjustment or moratorium of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition, readjustment or moratorium of debts, or
                    (6) take any corporate action for the purpose of effecting any of the foregoing;


                         (viii) a proceeding or case shall be commenced involving PTFI without the application or consent of PTFI, seeking (1) its liquidation, reorganization, dissolution, winding-up, or the composition, readjustment or moratorium of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of PTFI or of all or any substantial part of its assets, or (3) similar relief in respect of PTFI under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition, adjustment or moratorium of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days (or such shorter period of time which such Person has pursuant to such law to cause the dismissal of such proceeding or case or stay the effectiveness of any such order, judgment or decree); or an order for relief against PTFI shall be entered in an involuntary case under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition, readjustment or moratorium of debts;


                         (ix) PTFI shall default in the performance of  its
                    obligations under any Project Document (as defined in the PJP Credit Agreement) to which it is a party, which default could reasonably be expected to have or result in a Material Adverse Effect;


                         (x) PTFI shall fail to obtain, renew, maintain or comply in all material respects with all such Project Governmental Approvals (as defined in the PJP Credit Agreement) which shall at the time in question be necessary (1) for the performance by PTFI of its respective obligations under any Financing Document to which it is party or for the performance by PTFI of its respective material obligations under any Project Documents to which it is party; or any such Project Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and such failure to obtain, renew, maintain or comply or such revocation, termination or other event shall continue unremedied for 30 days after receipt by PJP of written notice from the Facility Agent or any Financing Entity (through the Facility Agent (as defined in the PJP Credit Agreement)); or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Project Governmental Approval and such proceeding is not dismissed or otherwise resolved favorably for PTFI within 90 days;


                         (xi) any Project Document  to which  PJP and  PTFI
                    are parties shall cease to be in full force and effect against both PJP and PTFI, and such circumstance results in a Material Adverse Effect; or


                         (xii) any Governmental Authority shall condemn, seize, nationalize, assume the management of or appropriate any material portion of the property, assets or revenues of PTFI (without payment of compensation adequate to repay all amounts outstanding under the Financing Documents); or the Ministry of Mines and Energy of Indonesia (or any successor entity) or the Government of Indonesia (or any successor entity, lawful or otherwise) shall have taken any action (whether or not having the force of law) in contravention of the COW which materially adversely affects the ability of PJP or any Project Participant (as defined in the PJP Credit Agreement) to perform its obligations under any Major Document (as defined in the PJP Credit Agreement) to which it is a party.

                    Section 16.02. [Reserved].Section 16.03.     Remedies
          on Default, Appointment of Successor Mine Operator. Subject to
          Section 16.03(f), (a)upon the occurrence of an Event of Default hereunder, the nondefaulting party may, at its option, (i) terminate this Agreement as set forth in Section 16.03(b) or (c),
          (ii) exercise any other right or remedy the nondefaulting party may have hereunder or at law or in equity (subject to the limitations on liability contained herein), or (iii) do any or all of the foregoing. None of the remedies set forth herein shall be exclusive of any of the other remedies, and all of them shall be deemed cumulative. If, within 180 days of the occurrence of an Event of Default by PJP pursuant to Section 16.01(d), PTFI fails to initiate action pursuant to this Section 16.03, PTFI shall be deemed to have waived such Event of Default and any remedy it may otherwise have had pursuant to this Section
          16.03. In the event of an Event of Default with respect to PTFI, PJP, upon giving notice of such Event of Default to PTFI, (x) shall have the right to suspend its deliveries of Electricity hereunder, (y) shall not be liable for the payment of any Penalty that would otherwise arise from suspension of delivery of Electricity, and (z) shall have the right to terminate this Agreement upon written notice to PTFI pursuant to subsection (b) of this Section 16.03. In the event PJP shall terminate this Agreement pursuant to Section 16.03(a)(i) above, PTFI shall have the right to reenter the Facilities immediately upon satisfaction of PTFI's payment obligations set forth in subsection (b) below. The exercise by PJP of its right to suspend deliveries of Electricity under this Section 16.03 shall not relieve PTFI of its obligations hereunder, including the obligation to pay any amounts payable by PTFI pursuant to Article 7 until such time as this Agreement is terminated.


                    (b) Upon the occurrence of an Event of Default by PTFI, PJP shall have the option, exercisable in its sole discretion, to terminate this Agreement. Upon such termination, PTFI shall be deemed to offer to acquire the Shares. If PJP accepts such offer, PTFI shall immediately (in the case of an Event of Default under Section 16.01(c)), within one hundred and eighty (180) Days of such notice (in the case of an Event of Default under Section 16.01(a) or (b), or within thirty (30) Days of such notice (in the case of an Event of Default under Section 16.01(f)), (i) purchase, upon ten (10) Days' prior written notice to PJP, the Shares in accordance with and for the amount set forth in Article 4 of the Option Agreement and (ii) concurrently with such purchase, pay, in the case of an Event of Default under
          Section 16.01(a), (c) or (f), or assume the obligation to pay, in the case of all other Events of Default hereunder, in accordance with the terms of the agreements between PJP and Senior Secured Lenders, all outstanding principal and all interest and other amounts payable to Senior Secured Lenders.


                    (c) Within one hundred eighty (180) Days following an Event of Default by PJP, PTFI shall have the option, exercisable in its sole discretion, to terminate the Agreement, provided, that, concurrently with such termination, PTFI shall (i) after having so notified PJP in writing of its intent to do so, purchase from PJP, in which case the Shareholders or PJP, as applicable, shall sell to PTFI, all of the Shares or all of PJP's right, title and interest in and to the Property for the amount specified in Section 2.05 of the Option Agreement and in accordance with the terms and conditions of the Option Agreement and (ii) concurrently with such purchase, pay or assume the obligation to pay, in accordance with the terms of agreements between PJP and Senior Secured Lenders, all outstanding principal and all interest and other amounts payable to Senior Secured Lenders.


                    (d) If PTFI exercises its option to terminate this Agreement in accordance with Section 16.03(c) by reason of an Event of Default by PJP (other than an Event of Default under
          Section 16.01(d)), PJP will be obligated to pay liquidated damages to PTFI in an amount equal to twenty-five percent (25%) of the Outstanding Investment as of the date of purchase referred to in Section 16.03(c), which amount may, in the sole discretion of PTFI, be offset against the purchase price of the Property or the Shares, as the case may be. PJP and PTFI agree that the exact amount of actual damages to PTFI would be difficult to calculate in the event of such Event of Default and that the liquidated damages provided for in this Section 16.03(d) are reasonable considering the damage that PTFI would suffer and are in lieu of any other damage payment.


                    (e) Upon the occurrence of an Event of Default by PTFI, PJP shall have the option, exercisable in its sole discretion, to require PTFI to offer to acquire the Shares. If PJP accepts such offer, PTFI shall, within thirty (30) Days of such notice, (i) purchase from PJP, upon ten (10) Days' prior written notice to PJP, the Shares in accordance with and for the amount set forth in Article 4 of the Option Agreement and (ii) concurrently with such purchase, pay, in accordance with the terms of the agreements between PJP and Senior Secured Lenders, all outstanding principal and all interest and other amounts payable to Senior Secured Lenders.

                    (f) All remedies of the parties set forth in this Agreement shall be subject to the terms of the Default Remedies Coordination Agreement.


                                   ARTICLE XVII

                           REPRESENTATIONS AND WARRANTIES


                    Section 17.01. Representations and Warranties of PJP. As of the date hereof, PJP hereby represents and warrants to PTFI that:


                         (i) It is a limited liability company duly organized and validly existing under the laws of Indonesia;


                         (ii) It has the corporate power and authority to execute this Agreement and perform its obligations hereunder;


                         (iii) The   execution   and   delivery   of   this
                    Agreement by PJP and the performance of its obligations hereunder have been duly authorized by all necessary corporate action and will not contravene any existing law or statute or governmental regulation or decree binding upon PJP or the Facilities, and will not contravene or result in a breach of or default under any indenture, mortgage, deed of trust, loan or credit agreement, constituent document or other agreement or instrument to which PJP is a party or by which it or its property is bound;


                         (iv) This Agreement constitutes the legal, valid and binding obligation of PJP, enforceable against it in accordance with its terms;


                         (v) There is no claim, action, proceeding or investigation pending or, to PJP's knowledge, threatened against PJP before any Governmental Authority reasonably likely to have a material adverse effect on the business, operations, financial condition, results of operations, or assets of PTFI or PJP; and


                         (vi) It has obtained and complied with all Applicable Permits necessary to conduct its business in accordance with Applicable Laws and for the performance of its obligations hereunder except to the extent that the failure to obtain or maintain any such Applicable Permit does not have a material adverse effect on PJP's ability to conduct its business or perform its obligations hereunder.


                    Section 17.02. Representations and Warranties of PTFI. As of the date hereof, PTFI hereby represents and warrants to the PJP that:


                         (i) It is a limited liability company duly organized and validly existing under the laws of Indonesia and the State of Delaware;


                         (ii) It has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder;


                         (iii) The   execution   and   delivery   of   this
                    Agreement by PTFI and the performance of its obligations hereunder have been duly authorized by all necessary corporate action and will not contravene any Applicable Law, and will not contravene or result in a breach of or default under any indenture, mortgage, deed of trust, loan or credit agreement, corporate charter or other agreement or instrument to which it is a party or by which it or its property is bound;


                         (iv) This Agreement constitutes the legal, valid and binding obligation of PTFI, enforceable against it in accordance with its terms;


                         (v) There is no claim, action, proceeding or investigation pending or, to PTFI's knowledge, threatened against PTFI before any Governmental Authority which is reasonably likely to have a material adverse effect on the business, operations, financial condition, results of operations, or assets of PTFI or PJP; and


                         (vi) It has obtained and complied with all Applicable Permits necessary to conduct its business in accordance with Applicable Laws and for the performance of its obligations hereunder except to the extent that the failure to obtain or maintain any such Applicable Permit does not have a material adverse effect on PTFI's ability to conduct its business or perform its obligations hereunder.


                                   ARTICLE XVIII

                       INDEMNIFICATION/LIMITATION OF LIABILITY


                    Section 18.01. Indemnification by PTFI. Without increasing or expanding the indemnity provided in Section 11.02, PTFI shall defend, hold harmless, and indemnify each PJP Indemnitee from and against all damages, liabilities, losses, expenses including reasonable attorneys' fees and disbursements (except that PTFI shall only bear the cost of representation by one firm of attorneys in each jurisdiction as is appropriate) and costs of investigation, costs, disputes, suits, claims, demands or penalties of any kind or nature imposed upon or claimed against any PJP Indemnitee by any third party (other than any other PJP Indemnitee) caused by or on account of, or arising from
          (i) the operation or use of PTFI's Plant or PTFI's Site; (ii) the exercise by PTFI of any of its rights pursuant to the last sentence of Section 3.02 or 3.06, or pursuant to Sections 5.01, 5.03, 14.01, 14.02, 14.03 or 14.04; or (iii) the performance by
          PTFI of, or its unexcused failure to perform, its obligations hereunder or under the Restated Services Agreement, except to the extent resulting from the Fault of any of the PJP Indemnitees or Fault or Breach of PJP. This Section shall be subject to the terms of the waiver of subrogation provisions contained in Sections 10.03 and 11.04. To the extent it does not invalidate any required insurance coverage, PTFI's liability hereunder shall be reduced to the extent PJP receives any insurance proceeds or realizes any tax savings with respect to the indemnification claim sought hereunder.

                    Section 18.02. Indemnification by PJP. Without increasing or expanding the indemnity provided in Section 11.01,
          PJP  shall  defend,  hold   harmless  and  indemnify  each   PTFI
          Indemnitee from and against all damages, liabilities, losses, expenses, including reasonable attorneys' fees and disbursements (except that PJP shall only bear the cost of representation by one firm of attorneys in each jurisdiction as is appropriate) and costs of investigation, costs, disputes, suits, claims, demands or penalties of any kind or nature imposed upon or claimed against any such PTFI Indemnitee by any third party (other than any other PTFI Indemnitee) caused by or on account of, or arising from, (i) the use or operation of the Facilities (including any sale of electric capacity and Electricity to parties other than PTFI or any PTFI Related Entity), or (ii) the use by PJP, its agents, subcontractors or invitees of PJPP's Site or any portion of PTFI's Site or (iii) the performance by PJP of, or its unexcused failure to perform, its obligations hereunder, except to the extent resulting from the Fault of any of the PTFI Indemnitees or the Fault or Breach of PTFI or, until five (5) years from the date of transfer of any Existing Asset, from any
          condition  affecting  any  such  Existing  Asset  which  was   in
          existence on the date such asset was transferred to PJP  pursuant
          to the  Original Asset  Sale Agreement.   This  Section shall  be
          subject to the terms of the waiver of subrogation provisions contained in Sections 10.03 and 11.04. To the extent it does not invalidate any insurance coverage required hereunder, PJP's liability hereunder shall be reduced to the extent PTFI receives any insurance proceeds or realizes any tax savings with respect
          to the indemnification  claim sought hereunder.   Payments to  be
          made by PJP under this Section 18.02 shall be subordinated to payments to Senior Secured Lenders and shall be payable only from and to the extent of amounts otherwise available to PJP pursuant to the terms of the Financing Documents for the payment of dividends, and shall not be credited toward amounts owing from PTFI. Interest shall accrue at the Default Interest Rate on any such payments which PJP has failed to make when due.


                    Section 18.03. Limitation of Liability.
          Notwithstanding any other provision hereof (except as expressly provided in the case of Penalties and the payment of interest on certain amounts owed), or the failure of essential purposes of any remedies set forth herein, each party shall only be liable for direct damages resulting from or in connection with a breach, misrepresentation or default by such party hereunder. In no event shall either party (or their officers, shareholders, directors, commissioners, employees or agents) be liable, whether under contract, tort (including negligence), strict liability or any other cause of or form of action whatsoever, for claims of customers, cost of money, lost profits, loss of use of capital or revenue, or any other incidental, special or consequential loss or damage of any nature arising at any time or from any cause whatsoever or for punitive or exemplary damages other than those imposed for gross negligence or willful misconduct (collectively, "Consequential Damages"); provided, however, that third-party claims and associated recoveries (solely to the extent covered by insurance of a party hereto) in connection with damages proximately resulting from an act or omission of such party shall not be deemed to be Consequential Damages. This Section shall not be construed as providing any basis for liability of either party.


                    Section 18.04. Notice and Cooperation.

                    (a) Each party shall promptly notify the other party (but in no event later than ten (10) Business Days prior to the time any response is required by law) after such party becomes aware of any event or circumstance which might give rise to indemnification under this Article; provided, however, the failure of such party to give such notice shall not result in the waiver of any of such party's rights under this Article, except to the extent the rights of the other party are actually prejudiced by such failure to give notice as required by this
          Section 18.04(a).


                    (b) The indemnified party may, at its own expense, retain separate counsel and participate in the defense of any such suit or action. The indemnified party shall not compromise or settle a claim hereunder without the prior written consent of the indemnifying party.


                    Section 18.05. Dispute of Obligation. To the extent a party disputes in good faith its obligation to indemnify the other party pursuant to this Agreement, it shall not be considered a breach of this Agreement for such party to fail to perform under this Article until such time as such party is determined to have the obligation to indemnify under this Article pursuant to (i) an agreement reached by the parties or (ii) an arbitration determination in accordance with the terms of Article 19.


                    Section 18.06. Survival.  The provisions of this
          Article 18 shall survive the expiration or earlier termination of this Agreement with respect to events occurring before the expiration or termination hereof.


                                   ARTICLE XIX

                                 DISPUTE RESOLUTION


                    Section 19.01. Negotiated Resolution. The parties shall attempt in good faith to resolve all disputes arising hereunder by mutual agreement in accordance with this Article. If during the Term a dispute between PTFI and PJP arises, either party wishing to resolve such dispute may give notice thereof to the other party. Within five (5) Days after delivery of such notice, each party's designated representative shall meet to discuss and to attempt to resolve such dispute. If they are unable to do so within fifteen (15) Days after delivery of such notice, the dispute shall be referred to a Senior Officer of PJP and a Senior Officer of PTFI for resolution or cure. Such Senior Officers shall meet within five (5) Days of the expiration of such 5-Day period to discuss and attempt to resolve such dispute. If such Senior Officers are unable to agree on an appropriate resolution within fifteen (15) Days after the dispute is submitted to them, the dispute shall be resolved by binding arbitration as hereinafter set forth. The failure or refusal of either party to meet and discuss any dispute as provided in this
          Section 19.01 shall entitle the other party to submit such dispute immediately to arbitration pursuant to this Article 19.


                    Section 19.02. Procedure for Initiating Arbitration.  A
          party desiring to submit a dispute to arbitration pursuant to this Article 19 shall serve notice to the other party (the
          "Arbitration  Notice"),   stating   that   such   party   desires
          arbitration of such dispute, setting forth a detailed description of the nature and subject matter of the dispute, and a statement of the amount involved, if the dispute involves sums of money, the position on such issues of the party requesting arbitration and the remedy sought by it, and the name of one independent arbitrator recommended by the International Chamber of Commerce
          ("ICC").    Within  twenty  (20)   Days  after  receipt  of   the
          Arbitration Notice, the party receiving the same shall send a notice to the notifying party containing (i) a response to the
          claim, setting  forth   the  responding party's  position  on  the
          matter and  the  remedy  sought  by  it,  if   any,  and  (ii)  an
          acceptance of the arbitrator designated in the Arbitration Notice or the designation of a second arbitrator recommended by the ICC.
          If  the   parties  designate   separate  arbitrators,   the   two
          arbitrators  shall  designate  a  third  independent   arbitrator
          recommended by the ICC,  within ten (10) Days  after the date  of
          the notice in  response to the  Arbitration Notice.   If the  two
          arbitrators selected by the parties cannot or do not select a third independent arbitrator within ten (10) Days of such second notice, either party may apply to the ICC for the purpose of appointing any person listed as an arbitrator with the ICC as the
          third  independent   arbitrator.     Each  arbitrator   appointed
          hereunder shall be qualified by education or experience to decide the particular matter submitted to arbitration, and shall not be an employee or agent of either PJP or PTFI or any of their Affiliates.


                    Section 19.03. General Arbitration Rules. A hearing shall be held by the arbitrators (or arbitrator) promptly after the selection thereof pursuant to Section 19.02, and a decision of the matter submitted shall be rendered within thirty (30) Days after the hearing. If the matter is heard by three arbitrators, they shall act by the vote of a majority. The arbitration shall be conducted pursuant to the commercial arbitration rules of the ICC in effect on the date hereof, except to the extent such rules conflict with the provisions hereof, in which case the provisions hereof shall control. The parties specifically agree that, upon application by each party, the arbitrators (or arbitrator) shall set a reasonable limitation on the period for discovery related to the arbitration. No party may present a position or make any argument at the hearing that is not provided to the other party in writing before the hearing, unless the arbitrators (or arbitrator) determine that such position or argument could not reasonably have been prepared in advance of such hearing. The parties shall use all reasonable efforts, and shall instruct the arbitrator or arbitrators to use all reasonable efforts, to complete the arbitration and render a decision within sixty (60) Days after appointment of the arbitrator or arbitrators pursuant to Section 19.02. The parties specifically agree that all arbitration proceedings brought under this Article 19 shall be conducted in the English language.


                    Section 19.04. Necessary Parties. Any arbitration may include any other person substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration, provided that such other person has agreed to be bound by such arbitration.


                    Section 19.05. Finality.  The decision of an arbitrator
          or arbitrators (including a decision pursuant to Section 19.07) pursuant to this Article 19 shall be in writing (setting forth the basis for the decision), final, binding, and conclusive upon the parties and may be confirmed or embodied in any order or judgment of any court having jurisdiction. The foregoing agreement to arbitrate shall be specifically enforceable and the award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                    Section 19.06. Venue. The venue of any arbitration pursuant to this Article 19 shall be in Singapore or such other place as is mutually agreed upon by the parties.

                    Section 19.07. Technical Dispute Resolutions. Any dispute between PTFI and PJP over the determination of any adjustment to the Target Capacity Level of any Facility pursuant to Section 3.05 or in any amendment contemplated in Section 9.01; any change in Reliability pursuant to Section 3.06; the matters described in Section 9.01 as being subject to technical dispute resolution; the appropriateness and magnitude of any adjustment proposed pursuant to Section 7.03; the necessity of PTFI's entry onto PJP's Site or the Facilities (as the case may be) in connection with an Adverse Condition and the amount of costs incurred by PTFI in respect of such entry; and other disputes mutually agreed by the parties shall, instead of being submitted to arbitration in accordance with Sections 19.01 through 19.06, be submitted to an engineering firm unaffiliated with PTFI or PJP which shall be selected by PTFI and PJP from the list attached hereto as Appendix H or, if PTFI and PJP are unable to agree on such selection, chosen by lot from such list. PTFI and PJP shall submit all data, documents and other information supporting their respective positions to the independent engineering firm within 30 Days of its selection. The independent engineering firm shall render its determination within 30 Days following the submission of such information.


                    Section 19.08. Costs of Arbitration. Each party shall bear its respective costs incurred in connection with any arbitration conducted pursuant to this Article 19 and fifty percent (50%) of the fees and expenses of the arbitrators and the other expenses of the arbitration; provided, however, that in the event the arbitrator, or engineering firm, as the case may be, determines that the non-prevailing claims or defenses were substantially lacking in merit, the party who made such claims or asserted such defenses shall pay all reasonable costs incurred by the other party and all fees and expenses of the arbitrators and the other expenses in connection with such arbitration.
                    Section 19.09. Performance Obligations. The pendency of these dispute resolution procedures shall not in and of themselves relieve either party of the duty to perform, or serve to delay or suspend the performance of, its obligations hereunder.


                                   ARTICLE XX

                                    MISCELLANEOUS


                    Section 20.01. Appendices and Schedules. All appendices and schedules hereto shall be considered part hereof as if fully set forth herein. In the event of a conflict between the appendices and schedules to this Agreement and this Agreement (exclusive of such appendices and schedules), this Agreement (exclusive of such appendices and schedules) shall prevail. In the event of a conflict among the appendices or schedules hereto, the appendix or schedule which is of the latest date shall prevail.

                    Section 20.02. Intention of the Parties. PJP and PTFI intend and agree that PJP shall be treated as the owner of the Facilities for all purposes and that PTFI shall not take any position inconsistent with PJP's ownership of the Facilities. Nothing in this Agreement or any other Transaction Document or Financing Document is intended to convey ownership to, or vest ownership in, any Person other than PJP. This Agreement is intended to constitute a "service agreement", as that term is defined in section 7701(e) of the Code (with PJP serving as the "service provider" and PTFI serving as the "service recipient"), and not a lease; the relationship which PJP and PTFI intend to create hereunder is that of principal and independent contractor and nothing contained herein nor the acts of the parties hereto shall be construed to create the relationship of partners, or co-venturers, or of lessee and lessor. PTFI shall not have the right to direct or control the activities or practices of PJP.


                    Section 20.03. Confidentiality.
          Each of PJP and PTFI and each of their respective Affiliates will hold, and will use their reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisers and agents to hold, in confidence for a period of five (5) years commencing with the date of receipt thereof, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information furnished to PJP or PTFI, as applicable, or any of its respective Affiliates in connection with the transactions contemplated by this Agreement to the extent that the documents or the context of their disclosure indicate that they are intended to be confidential, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by it, (ii) in the public domain through no fault of it, or (iii) later lawfully acquired by it from sources other than PJP or PTFI, as applicable; provided, that PJP may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to prospective lenders or purchasers of PJP debt instruments in connection with obtaining the financing for the transactions contemplated by the New Asset Sale Agreement and the refinancing of the Existing Assets, so long as such Persons are informed by PJP of the confidential nature of such information and are directed by PJP to treat such information confidentially and, in the case of prospective lenders or purchasers of PJP debt instruments, agree in writing to be bound by the terms of this confidentiality provision or other confidentiality provisions acceptable to PJP. The obligation of PJP and its respective Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, PJP and PTFI and their respective Affiliates will, and will use their reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to destroy or deliver to PJP or PTFI, as applicable, upon request, all documents and other materials, and all copies thereof, obtained by either PJP or PTFI or its respective Affiliates or on their behalf from PTFI or PJP, as applicable, in connection with this Agreement that are subject to such confidence.


                    Section 20.04. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal, substantive laws of the State of New York without regard to its conflict of laws provisions.


                    Section 20.05. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing and shall be delivered by hand or by an internationally recognized air courier service, or by facsimile or telegram, directed to the address or facsimile number of such Person as set forth on the signature page hereof or, in the case of any notice or other communication to any
          Person participating in COW Operations, to the address and facsimile number of that Person as notified from time to time by that Person to the parties. For the purposes of this Section 20.05, all notices or other communications to PT RTZ shall be addressed to:


                    P.T. RTZ-CRA Indonesia
                    14th Floor, World Trade Centre
                    Jalan Jend Sudirman Kav. 29-31
                    Jakarta 12920
                    Indonesia
                    Attention:  President Director
                    Telecopy:  62-21-521-1760 or 62-21-526-8658


                    with a copy to:


                    Rio Tinto plc
                    6 St. James' Square
                    London SW1Y 4LD
                    England
                    Attention:  Secretary
                    Telecopy:  44-171-930-3249

          Any such notice shall be deemed effective when received, as confirmed by receipt or other confirmation signed by the receiving party or by printed confirmation of transmission if by facsimile transmission. From time to time, any party hereto or any Person identified to PJP by PTFI as a Person participating in COW Operations may designate a new address or facsimile number for purposes of notice hereunder by notice to each of the parties or other parties hereto.


                    Section 20.06. Severability. Any provision hereof that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto hereby waive enforcement of any provision of law that renders any provision hereof prohibited or unenforceable in any respect.


                    Section 20.07. Entire Agreement. This Agreement (including all appendices and schedules hereto), constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter, including without limitation, the Original Power SSalleess Agreement.


                    Secction 20.08. Amendmment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by a document in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought.


                    Section 20.09. Waiver.  Except as expressly provided in
          Section 16.03(a), no failure or delay of any party hereto to exercise any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.


                    Section 20.10. Table of Contents; Headings. The table of contents, if any, and headings, if any, of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.


                    Section 20.11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document. All signatures need not be on the same counterpart.


                    Section 20.12. Method of Payment. All amounts required to be paid by any party hereunder to any other party hereunder shall be paid in such freely transferable coin or currency of the United States of America or of the Republic of Indonesia, respectively, as may be called for in Schedule I hereto, and as at the time of payment shall be legal tender for the payment of public and private debts, and shall be paid by wire transfer to an account as such party may specify by notice to the other parties, or by other acceptable method of payment of immediately available funds. No amount paid by a Designated PTFI-Related Entity or any third party as contemplated hereby shall be deemed to be received by PJP for the purposes hereof until such amount is deposited, in Dollars or Rupiah, respectively, as called for in Schedule I hereto, in immediately available funds, in the account of PJP referred to in the preceding sentence.


                    Section 20.13. Date of Payment. If any payment hereunder is required to be made on a Day other than a Business Day, the date of payment shall be extended to the next Business Day.


                    Section 20.14. Default Interest. Except as expressly provided herein, all payments due hereunder shall accrue interest at the Default Interest Rate (or the maximum interest rate permitted by law, if lower) commencing three (3) Days from and after the date such payment was first due.


                    Section 20.15. Attorneys' Fees. If either party hereto brings any proceeding for the judicial interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach thereof, the prevailing party in any such proceeding or appeal thereon shall be entitled to its reasonable attorneys' fees and court and other reasonable costs incurred, to be paid by the losing party as fixed by the court in the same or a separate proceeding, and whether or not such proceeding is pursued to decision or judgment.


                    Section 20.16. Third-Party Beneficiaries. Except as otherwise expressly stated herein, this Agreement is intended to be solely for the benefit of the parties hereto and their permitted assignees and is not intended to and shall not confer any rights or benefits on any other third party not a signatory hereto other than Persons expressly benefited by the indemnification provisions hereof.


                    Section 20.17. Further Documents. The parties hereto shall execute and deliver all further documents and perform all further acts that may be reasonably necessary to consummate the transactions contemplated hereby.


                    Section 20.18. Performance of Obligations. A party shall be deemed to have satisfied an obligation of such party hereunder if the obligated party performs such obligation or causes such obligation to be performed; provided, however, this provision shall not be deemed to permit an assignment of such obligation not otherwise permitted hereunder, nor to relieve the obligated party from liability arising from the performance of such obligation.


                    Section 20.19. Tax Cooperation. PTFI and PJP agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the transactions contemplated hereby as is reasonably necessary for the filing of all Tax returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. PTFI and PJP shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes and each shall execute and deliver such documents as are necessary to carry out the intent of Section 20.02 and this Section 20.19.


                    Section 20.20. Survival of Payment Obligations. The obligation of the parties hereto to make payments hereunder shall survive the expiration or earlier termination of this Agreement without limitation.


                    IN WITNESS WHEREOF, PJP and PTFI have caused this Agreement to be executed as of the date first above written.





                                   P.T. PUNCAKJAYA POWER,
                                     an Indonesian limited liability
                                     company

                                   By:          Signed
                                   Name:
                                   Title:





          Address for Notice:           P.T. Puncakjaya Power
                                   Plaza 89, 6th Floor
                                   Jl. H.R. Rasuna Said Kav. X-7 No. 6
                                   Jakarta 12940
                                   INDONESIA
                                   Attention: President Director
                                   Telecopy: 011-62-21-850-8178


                                   and


                                   P.T. Puncakjaya Power
                                   c/o Duke Energy International LLC
                                   Suite 1800
                                   400 South Tryon Street
                                   Charlotte, North Carolina 28285
                                   Attention: Puncakjaya Power Project
          Administrator
                                   Telecopy: 704-382-9325





                                   P.T. FREEPORT INDONESIA COMPANY,
                                     an Indonesian limited liability
                                     company

                                   By:          Signed
                                       Name:
                                       Title:





          Address for Notice:           P.T. Freeport Indonesia Company
                                   Plaza 89, 5th Floor
                                   Jl. H.R. Rasuna Said, Kav. X-7, No. 6
                                   Jakarta 12940
                                   INDONESIA
                                   Attention: President Director
                                   Telecopy: 011-62-21-850-4535


                                   and


                                   P.T. Freeport Indonesia Company
                                   1615 Poydras Street
                                   New Orleans, Louisiana 70112
                                   Attention: General Counsel
                                   Telecopy: 504-582-1603




                                     APPENDIX A


                                     DEFINITIONS


          The terms defined below shall have the meanings set forth below for all purposes, and such meanings are applicable equally to the singular, plural and other conjugated forms of the terms defined.


                    "Acceptance Date" means, with respect to each item of the New Facility, the date of Completion of such item.


                    "Acquired Shareholder" shall mean a Shareholder with respect to whom a Change in Control has occurred.


                    "Actual Coal  Price"  has  the  meaning  set  forth  in
          Section 1.9 of Schedule I to the Restated Power Sales Agreement.


                    "Actual Generation from Coal" means, with respect to any Coal Unit, for any period the amount of Electricity generated by such Coal Unit during such period, as measured at the output side of the main transformer of such Coal Unit.


                    "Actual Generation from Diesel Fuel" means for any period the amount of Electricity generated at the Facilities other than the Coal Facility during such period, as measured at the relevant Interconnection Points.


                    "Actual Heat Rate" has the meaning set forth in Section
          1.9 of Schedule I to the Restated Power Sales Agreement.


                    "Additional Output" means Electricity, measured in KWH, generated in excess of the Nominal Capacity Level over the period in question in effect at such time in response to a request by PTFI or a PTFI-Related Entity for such additional Electricity pursuant to Section 3.01 of the Restated Power Sales Agreement.


                    "Additional Output Bonus" means for any year, the lesser of (i) the product of a) $0.02 and b) Additional Output during such year, and (ii) $2,000,000.


                    "Administrative Services Agreement" means the Amended and Restated Project Administrative Services Agreement dated as of December 19, 1997 between PJP and DEII.


                    "Adverse Condition" means any condition arising on PJP's Site or any of the Facilities which would, if not remedied, be reasonably likely to have a material adverse effect on PTFI's operations or the operations of a Designated PTFI-Related Entity at PTFI's Site.


                    "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that for purposes of the Restated Power Sales Agreement, PJP shall not be deemed an Affiliate of any Shareholder. For purposes of this definition, "control", with respect to any Person, means the power (a) to direct or cause the direction of the management of such person, directly or indirectly, whether by contract or otherwise, or (b) to vote more than 50% of the securities or beneficial ownership interests (in each case, on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners.


                    "Allocation Percentage" means with respect to any portion of the Facilities, the aggregate historical cost (without taking account of any depreciation) of such portion of the Facilities to the aggregate historical cost (excluding depreciation) of all of the Facilities. For purposes of determining the Allocation Percentage, such historical costs shall be those reflected in PJP's most recent quarterly balance sheet which, if not audited, shall be audited if so requested by PJP or PTFI.


                    "Alteration" means any addition to, or any retirement, modification, replacement or alteration of, the Facilities or any portion thereof, other than (x) retirements, modifications, replacements or alterations in the ordinary course of operation and maintenance of the Facilities and (y) repairs required to be made as a result of any Casualty.


                    "Alteration Costs" means, with respect to any Alteration, the costs of acquisition, design, development, construction or retirement incurred in connection with such Alteration, including the financing of the construction or acquisition thereof.

                    "Applicable Law" means, with respect to any Person, any law, ordinance, judgment, decree, injunction, writ, order, rule, regulation, determination, license and permit (including Applicable Permits) of any Governmental Authority applicable to or binding upon such Person or any of its property.


                    "Applicable Meter Precision" means, with respect to PML meters, 0.4%, and, with respect to all other meters, 2.0%.


                    "Applicable Permit" means any permit, consent, authorization, license, franchise, variance, waiver or exemption from any Governmental Authority having jurisdiction over the matter in question which is required for the development, operation, management, maintenance, repair or any Alteration of any Facility or operation of PTFI's Plant, as applicable in accordance with the terms of the Restated Power Sale Agreement.

                    "Arbitration Notice"  has  the  meaning  set  forth  in
          Section 19.02 of the Restated Power Sales Agreement.


                    "Articles" means the Articles of Association of the Company in the form approved by the Minister of Justice of the Republic of Indonesia and in effect on the date of the Restated Power Sales Agreement, as amended from time to time.


                    "Ash Disposal Facility" means a permanent, fully permitted, operational ash disposal facility, located on PJP's Site, which is capable of disposing of ash at the Coal Facility for at least one year.


                    "Assumed Liabilities"  has  the meaning  set  forth  in
          Section 2.03 of the New Asset Sale Agreement.


                    "Attachments" means PTFI's cable television facilities, telephone and other communications lines.


                    "Available PJP Shares    " means the Shares proposed to
          be the subject of a PJP Share Issuance.


                    "Available Property Interest" means the Property proposed to be the subject of a Property Transfer.


                    "Available Shareholder Shares" means the Shares and Subordinated Loans proposed to be the subject of a Shareholder Share Transfer.

                    "Availability" means the availability of a Coal Unit as calculated in accordance with Section 1.10 of Schedule I to the Restated Power Sales Agreement.


                    "Availability Bonus" is  described in  Section 1.10  of
          Schedule I to the Restated Power Sales Agreement.


                    "Availability Penalty" is described in Section 1.10  of
          Schedule I to the Restated Power Sales Agreement.


                    "Base Unit  Heat Rate"  has the  meaning set  forth  in
          Section 1.9 of Schedule I to the Restated Power Sales Agreement.


                    "BKPM" means  Badan  Koordinasi  Penanaman  Modal  (the
          Foreign  Investment   Coordinating   Board  of   the   Indonesian
          Government).


                    "Block" means, on any date, the number of Shares that is equal to 12% of the total number of Shares on such date.


                    "Bonus" means an Additional Output Bonus, Availability Bonus or Heat Rate Bonus.


                    "BPN" means Badan Pertanahan National (the Ministry of Agrarian Affairs of the Indonesian Government).


                    "Breach", with respect to a party to any Transaction Document, means the breach, after giving effect to any cure period provided in this Agreement, by such party of its obligations under such Transaction Document.


                    "Business Day" means any Day other than a Saturday, Sunday, or other day on which banks are authorized to be closed in Jakarta, Indonesia or New York, New York, as applicable.


                    "Capacity Charge" for any Quarter, means the amount calculated in accordance with Section 1.2 of Schedule I to the Restated Power Sales Agreement for such Quarter.


                    "Casualty" means any damage to or destruction of any Power Asset or any other event giving rise to any claim under any insurance policy covering any Power Asset.


                    "Change in Law" means (i) the enactment, adoption or promulgation by any Indonesian Governmental Authority of any Applicable Law of Indonesia after the date of the Restated Power Sales Agreement; (ii) the amendment, modification, supplement or repeal by any Indonesian Governmental Authority of any Applicable Law of Indonesia in effect on the date of the Restated Power Sales Agreement or (iii) any adoption, modification or repeal of any written interpretation of any Applicable Law of Indonesia by any Indonesian Governmental Authority, in each case not attributable to the Fault of PJP.


                    "Change of Control" means:


                         (i) with respect to DIJ or any transferee of all the shares of voting stock of DIJ, the transfer of direct beneficial ownership of more than 50% of the outstanding shares of voting stock of DIJ or such transferee, or any Special Purpose Parent of DIJ (other than to an Affiliate of DIJ or such transferee), other than any such transfer resulting from any order or request or other action of any utility regulatory authority having jurisdiction over DEII (whether or not having the force of law); and


                         (ii) with respect to WPI or any transferee of all the shares of voting stock of WPI, the transfer of direct beneficial ownership of more than 50% of the outstanding shares of voting stock of WPI or any such transferee, or any Special Purpose Parent of WPI (other than to an Affiliate of WPI or such transferee), other than any such transfer resulting from any order or request or other action of any utility or regulatory authority having jurisdiction over Westcoast (whether or not having the force of law).


                    "CIL Adjustment" has the  meaning set forth in  Section
          7.03 of the Restated Power Sales Agreement.


                    "Closing" means the consummation of the transactions contemplated by the New Asset Sale Agreement.


                    "Closing Costs" means all transfer and other taxes, all notarial and filing costs and fees, and all similar third party costs which are incurred as a result of any Transaction.


                    "Closing Date" means the date on which the Closing occurs.

                    "Closing Model" means the closing model attached as Exhibit A to Schedule III to the Restated Power Sales Agreement.


                    "Coal" has the  meaning set  forth in  the Coal  Supply
          Agreement.


                    "Coal Dock" means the coal unloading dock constructed by PTFI, as more specifically described in the New Asset Sale Agreement.


                    "Coal Facility" means the 3 x 65 MW coal-fired electrical generation assets described as such on Appendix J to the Restated Power Sales Agreement, and all additions to, and modifications, replacements and alterations of, the foregoing or any portion thereof.


                    "Coal Facility Interconnection Point" means the point at which the equipment owned by PJP and used to transmit electricity from the Coal Facility to PTFI's Plant meets the other equipment owned by PTFI and used for such purposes, as more fully described in Appendix B to the Restated Power Sales Agreement.


                    "Coal Fuel Charge" is the category of payment described in Section 1.5 of Schedule I to the Restated Power Sales Agreement.


                    "Coal Supply Agreement" means the Coal Supply/Purchase Agreement dated as of July 1, 1996 by and between PTFI and PT Kaltim Prima, and any additional, successor or replacement contract for Coal supply for the Coal Facility entered into by PJP with the consent of PTFI.


                    "Coal Unit" means any one of the electrical generating units of the Coal Facility consisting of a discrete boiler, turbine and generator train.


                    "Code" means the United States Internal Revenue Code of 1986, as amended.


                    "Company" means PJP.


                    "Completed" means with respect to any component of the New Facilities, the attainment of the Completion Criteria therefor, as described in Schedule 2.01 of the New Asset Sale Agreement, and "Completion" shall have its correlative meaning.


                    "Completion Criteria"  has  the meaning  set  forth  in
          Schedule 2.01 of the New Asset Sale Agreement.


                    "Completion Date" means, with respect to any of the New Facilities, the date on which such New Facilities are Completed.


                    "Commissioner Nominee"  has the  meaning set  forth  in
          Section 4.1(a) of the Restated Shareholders Agreement.


                    "Consequential Damages" has  the meaning  set forth  in
          Section 18.03 of the Restated Power Sales Agreement.


                    "Contract Year" means, (i) with respect to the first Contract Year, the period from the commencement of the Term until December 31 of that year, (ii) with respect to succeeding Contract Years, the calendar year; provided, however, that, in the event this Agreement terminates or the Term expires on a Day other than December 31, the final Contract Year shall be the period from the January 1 immediately preceding such termination until such termination date.


                    "Contracts" means those contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments included in the New Facilities.


                    "Copper Deflator" means, for any given year, the quotient obtained by dividing (x) the average London Metals Exchange price for Grade "A" copper (as published by the London Metals Exchange) for the previous calendar year by (y) the average London Metals Exchange price for Grade "A" copper for the year 1998.


                    "Counted Curtailment Hour" shall mean, with respect to any Quarter, each Curtailment Hour occurring after the number of Curtailment hours having already occurred during such year shall have exceeded the Curtailment Hour Allowance for such year.


                    "COW" means the Contract of Work entered into between PTFI and the Indonesian Ministry of Mines and Energy acting for and on behalf of the Government of the Republic of Indonesia, dated December 30, 1991, pursuant to which PTFI has been granted, inter alia, the right to enter, occupy, use and construct certain facilities on and covered by such Contract of Work.


                    "COW Area" means the area of PTFI's mining and milling operations in Irian Jaya, Indonesia.


                    "COW Operations" means  all operations  within the  COW
          Area.


                    "Curtailment Hour" has the meaning set forth in Section
          1.11 of Schedule I to the Restated Power Sales Agreement.


                    "Curtailment Hour Allowance" has the meaning set forth in Section 1.11 of Schedule I to the Restated Power Sales Agreement.


                    "Curtailment Penalty"  has  the meaning  set  forth  in
          Section 1.11 of Schedule I to the Restated Power Sales Agreement.


                    "Day"  means  a  calendar  day,  including   Saturdays,
          Sundays and holidays.


                    "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and (iii) all Debt of others guaranteed by such Person.


                    "Debt Component" has the  meaning set forth in  Section
          1.2.1 of Schedule I to the Restated Power Sales Agreement.


                    "Default Interest Rate" means on any date the 3-month LIBOR plus two percent (2%).


                    "Default Remedies Co-ordination  Agreement" means  that
          certain Default Remedies Co-ordination Agreement dated as of December 19, 1997 among PJP, PTFI, PT RTZ and Citicorp International Limited, in its capacity as collateral agent for the Secured Parties (as such term is defined in the PJP Credit Agreement), as in effect on the date hereof.


                    "Default Notice" means the notice which shall be provided by a party in default under the Administrative Services Agreement to the non-defaulting party pursuant to Section 9.3 thereof.


                    "Definitive Documents" means the definitive documents to be executed by the parties in connection with the Closing.


                    "DEII" means Duke Energy International, Inc., a North Carolina corporation, and any successor corporation thereto.


                    "Designated PTFI-Related Entity" means a PTFI Related Entity identified by PTFI in a written notice to PJP delivered forty-five (45) Days prior to the proposed commencement of deliveries of electric capacity and Electricity to such PTFI-Related Entity, such notice to specify the amount of electric capacity and Electricity to be made available to such PTFI-Related Entity.


                    "Diesel   Fuel"   means   diesel   oil   meeting    the
          specifications set forth in the Restated Services Agreement.


                    "Diesel  Fuel  Charge"  is  the  category  of   payment
          described in Section 1.5 of Schedule I to the Restated Power Sales Agreement.


                    "Diesel Fuel Interconnection Points" means the points shown on Appendix B to the Restated Power Sales Agreement at which Diesel Fuel is delivered to PJP.


                    "DIJ"  means  Duke   Irian  Jaya,   Inc.,  a   Delaware
          corporation.


                    "Director Nominee" has the meaning set forth in Section 4.1(a) of the Restated Shareholders Agreement.


                    "Dollars" or "$" means the lawful currency of the United States of America.


                    "Electricity" means the electrical energy as measured in kilowatt hours supplied to the Interconnection Point for each Facility.


                    "Energy Price of  Coal" has  the meaning  set forth  in
          Section 1.10 of Schedule I to the Restated Power Sales Agreement.

                    "Energy Price of Diesel Fuel" has the meaning set forth in Section 1.10 of Schedule I to the Restated Power Sales Agreement.


                    "Energy Price  Delta"  has  the meaning  set  forth  in
          Section 1.10 of Schedule I to the Restated Power Sales Agreement.


                    "Equipment" means all equipment, materials, office furnishings and equipment, apparatus, tools, instruments, vehicles, software, structures, and other goods incorporated into, or used for, or in connection with, the operation of the Facilities or PTFI's Plant, as applicable, including spare parts when incorporated into the Facilities or PTFI's Plant, as applicable.


                    "Equity Component" has the meaning set forth in Section
          1.2.2 of Schedule I to the Restated Power Sales Agreement.


                    "Evaluation Period" means the period beginning on the Closing Date and ending on December 31, 1999.


                    "Event of Default" has the meaning set forth in Section
          16.01 of the Restated Power Sales Agreement.


                    "Excluded Liabilities"  has the  meaning set  forth  in
          Section 2.04 of the New Asset Sale Agreement.


                    "Existing Assets" means the existing electric power assets owned by the Company as of the date of the Restated Power Sales Agreement, which includes approximately 193 MW of diesel and hydroelectric generating assets and related transmission and other assets.


                    "Existing Facilities" means the collective reference to the Mill Site Facility, the Timika Facility, the LIP Facility and the Port Site Facility.


                    "Extended Force Majeure" means a Force Majeure Event affecting PJP that remains in effect for more than six months, during which PJP is not capable of producing Electricity at more than 80% of the Target Capacity Level of all Facilities in the aggregate, resulting in a continuous Milling Material Curtailment or Shipping Material Curtailment during such period.

                    "Facility" means any of the Mill Site Facility, the Coal Facility, the Timika Facility, the LIP Facility and the Port Site Facility and "Facilities" means the collective reference to the foregoing.


                    "Fair Market Value" means, on any date, the fair market value of any asset (excluding any inventory of Diesel Fuel, Coal or spare parts or equipment and any debt relating to such inventory) as determined by an appraisal conducted by a qualified independent appraiser selected by PTFI (with the reasonable approval of PJP), which appraisal shall utilize the discounted cash flow method of valuation.


                    "Fault" means negligence or willful misconduct.


                    "Financing Document" means any promissory note, security document or other agreement pursuant to which PJP obtains financing for the transactions contemplated by the New Asset Sale Agreement or for any Alteration and the refinancing of the Existing Assets.


                    "Financing Entities" means Senior Secured Lenders.


                    "Fixed O&M Charge" for any month, means the amount calculated in accordance with Section 1.3 of Schedule I to the Restated Power Sales Agreement for such month.


                    "Force Majeure  Event" has  the  meaning set  forth  in
          Section 13.01 to the Restated Power Sales Agreement.


                    "Fuel Charge" shall mean the sum of the Diesel Fuel Charge and the Coal Fuel Charge.


                    "Fundamental  Issue"  has  the  meaning  set  forth  in
          Section 5.1 of the Restated Shareholders Agreement.


                    "Future  Assets"  means   any  assets   owned  by   PJP
          constructed, acquired, leased or otherwise obtained after the Closing Date on the Untitled Land or the Land.


                    "GDP Deflator  Index"  means the  United  States  Gross
          Domestic  Product   Implicit  Price   Deflator  Index   published
          quarterly by the Bureau of Economic Analysis of the U.S. Department of Commerce or, if publication of that index ceases, a similar index published by such other organization upon which PJP and PTFI may mutually agree.


                    "GDP Deflator" means, for any given year, the ratio of the last available GDP Deflator Index for the "III Quarter" of the previous calendar year divided by that for the "III Quarter" of the calendar year 1998.


                    "Generally Accepted Practices"  means those  practices,
          methods, standards and acts approved or engaged in by a substantial portion of Persons engaged in the construction, operation and maintenance of sole-supplier electrical generating facilities of a comparable nature, use and size as the Facilities, which, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, would have been expected to accomplish the desired result under the circumstances with efficiency and dependability in accordance with Applicable Law, safety and environmental protection; provided, however, that, for a period of five (5) years from December 26, 1994, PJP shall be presumed to have followed Generally Accepted Practices to the extent that it engages in any practices, methods, standards and acts engaged in by PTFI in the ownership, operation and maintenance of the Existing Facilities prior to December 26, 1994 (except to the extent PJP has actual knowledge that any such practices, standards, methods or acts would not otherwise constitute Generally Accepted Practices).


                    "General Manager" means the general manager of PJP, which person shall be designated by PJP pursuant to Section 4.2 of the Technical Services Agreement and shall, among other things, manage and administer PJP's affairs and act as liaison with Contractor.


                    "Gold Deflator" means, for any given year, the quotient obtained by dividing (x) the average of the daily "Final" quotations for bullion quality gold on the London Free Bullion Market (as published in "Metals Week") for the previous calendar year by (y) the average of the daily "Final" quotations for bullion quality gold on the London Free Bullion Market (as published in "Metals Week") for the year 1998.


                    "Governmental Actions" means all proceedings, orders, injunctions, authorizations, concessions, exceptions and other similar actions of any Governmental Authority.


                    "Governmental Authority" means any federal, state, local or foreign government, political subdivision, agency, board, court, regulatory body or commission, any arbitrator with authority to bind a party at law, any Person acting lawfully on behalf of any of the foregoing, or any successor of any of the foregoing.


                    "Hazardous   Substances"    means    any    pollutants,
          contaminants, or toxic or hazardous substances or wastes regulated under any Applicable Law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, or under any judicial or administrative order, consent decree or judgment, relating to pollution, or the environment, including laws relating to noise or to emissions, discharges, releases or threatened releases of pollutants, contaminants, toxic or hazardous substances or wastes into the workplace, the community or the environment (including air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances or wastes.


                    "Heat Rate" means the amount of energy, expressed in BTU/KWH, required to generate a kilowatt-hour of electricity.


                    "Heat Rate Bonus" has the meaning set forth in  Section
          1.9 of Schedule I to the Restated Power Sales Agreement.


                    "Heat Rate  Penalty"  has  the  meaning  set  forth  in
          Section 1.9 of Schedule I to the Restated Power Sales Agreement.


                    "HGB Title" means Hak Guna Bangunan title as provided under Indonesian law.


                    "Hourly Availability"  has  the meaning  set  forth  in
          Section 1.10 of Schedule I to the Restated Power Sales Agreement.


                    "Hypothetical Taxpayer" means a hypothetical United States corporation (i) whose taxable year is the calendar year,
          (ii) that is subject to United States federal Taxes each taxable year at the highest applicable marginal rate in effect for calendar year corporations, (iii) that is a stand-alone United States corporation not part of any consolidated, combined or similar group with respect to United States federal Taxes and that has no Affiliates, (iv) whose only assets consist of Subordinated Loans to, and equity interests in, PJP, (v) whose only income consists of income derived from the holding of Subordinated Loans to, and equity interests in, PJP, (vi) whose only expenses or other deductions for United States federal income tax purposes each taxable year are (x) general and administrative expenses equal to three percent (3%) of distributions (gross of any Indonesian Taxes paid with respect to such distributions) received from PJP during the year and (y) interest expense for each quarter during the year equal to 1.23125% of the amount set forth on Schedule III to the Restated Power Sales Agreement under the heading "Outstanding Investment" with respect to such quarter, (vii) that makes an election under section 1295 of the Code to treat PJP as a "qualified electing fund" for the first taxable year for which it can make such election, (viii) that is not subject to United States federal alternative minimum tax under section 55 of the Code, as amended from time to time, (ix) that is not an Indonesian resident (unless the activities attributable to holding the Subordinated Loans to, and equity interests in, PJP would cause such corporation to be treated as an Indonesian resident), and (x) that is treated as a corporation for United States federal income tax purposes.


                    "ICC" means the "International Chamber of Commerce."


                    "Improvements" means all of the buildings, Facilities and other structures, whether partially or fully completed as of the date hereof or completed in the future pursuant to the New Asset Sale Agreement or otherwise, located on, in or under the Land and the Untitled Land, including, the Coal Facility, the Coal Dock and the New Transmission Line (excluding the fiber optics cable included in the New Transmission Line).


                    "Improvement-Related Property" means all plans, specifications, surveys, contracts, permits, licenses, consents, causes of action, books and records relating to the Improvements to the extent they are assignable or transferable.


                    "Indemnified  Party"  has  the  meaning  set  forth  in
          Section 10.02 of the New Asset Sale Agreement.


                    "Indemnifying Party"  has  the  meaning  set  forth  in
          Section 10.02 of the New Asset Sale Agreement.


                    "Independent  Engineer"  means  any  engineering   firm
          selected from the list on Appendix H to the Restated Power Sales Agreement.


                    "Indonesian Government" means the government of the Republic of Indonesia or any ministry, agency, department or instrumentality thereof.

                    "Indonesian Inflation Index" means an index, to be established in accordance with Section 1.7.3 of Schedule I to the Restated Power Sales Agreement, that is intended to measure the year-to-year change in per capita monetary compensation to Indonesian nationals employed by PTFI.


                    "Indonesian Inflation Ratio" means, for any year, the ratio of the Indonesian Inflation Index for the previous calendar year divided by that for the calendar year 1997.


                    "Initial Term"  has the  meaning set  forth in  Section
          2.01 of the Restated Power Sales Agreement.


                    "Interconnection Points" means, collectively, the Coal Facility Interconnection Point, the Mill Site Interconnection Point, the Port Site Interconnection Point, the LIP Interconnection Point, and the Timika Interconnection Point, and "Interconnection Point" means any one of the foregoing, each as more fully described in Appendix B to the Restated Power Sales Agreement.


                    "KWH" means kilowatt hours.


                    "Land" means the tract or parcel of land located in the Province of Irian Jaya, Indonesia, shown on the map attached to the New Asset Sale Agreement, as Exhibit A thereto, together with all rights and appurtenances appertaining or belonging thereto.


                    "Letter Agreement" means that certain agreement dated June 20, 1995 between PJP and PTFI, a copy of which is attached to the Restated Power Sales Agreement as Schedule V.


                    "Letters" means (i) the letter from IR. Soni Harsono, Minister for Agrarian Affairs/Head of BPN to the President Director of PTFI concerning Landrights and acknowledgments/Recognition Related to Sale and Transfer of Infrastructure Assets, dated September 2, 1993, a copy of which is attached to the New Asset Sale Agreement as Exhibit F-1, and
          (ii) the letter from Ida Bagus Sudjana, Minister of Mines and Energy to the President Director of PTFI concerning Consent to the Sale of Supporting Infrastructure Assets, dated December 18, 1993, a copy of which is attached to the New Asset Sale Agreement as Exhibit F-2.


                    "LIP Facility" means the electrical generation and transmission assets described as such on Appendix K to the Restated Power Sales Agreement, and all additions to, and modifications, replacements and alterations of, the foregoing or any portion thereof.


                    "LIP Interconnection Point" means the point at which the equipment owned by PJP and used to transmit electricity from the LIP Facility to PTFI's Plant meets the other equipment owned by PTFI and used for such purposes.


                    "Lien" means, with respect to any property or asset, any lien, mortgage, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind, including any of the foregoing arising under conditional sales or other title retention agreements.


                    "Life Cycle Costs" means the incremental capital costs and incremental operating costs of a Required Alteration over its useful life.


                    "Local Political Risk Event" means any one of the following events:


                         (i) ownership, operation or management of PJP or the Facilities is adversely affected by a strike or labor dispute involving laborers of PJP at PJP's Site and laborers of PTFI at PTFI's Site;


                         (ii) ownership, operation or management of PJP  or
                    the Facilities is adversely affected, directly or indirectly, by any type of locally usurped power, local insurrection, riot, civil strife or terrorism or sabotage which, in any such case, occurs in Irian Jaya, Indonesia;


                         (iii) the interruption or curtailment of the operation of the Facilities or of PTFI's Plant as a result of PTFI's noncompliance with any Applicable Law or Applicable Permit of an Indonesian Governmental Authority which renders PJP unable to fully perform its obligations to deliver electric capacity or Electricity under the Restated Power Sales Agreement.


                    "Loss" has the meaning set forth in Section 10.01 of the New Asset Sale Agreement.

                    "Low Voltage Assets" means the low voltage distribution assets of PTFI.


                    "Maintenance Agreement" means that certain Maintenance Agreement dated as of December 19, 1997 between PJP and PTFI.


                    "Major Maintenance Outage" means a scheduled outage for the purpose of inspecting a Coal Unit.


                    "Major Unexcused Outage" means an Unexcused Outage during which (A)(i) the Mill Site Facility and the Coal Facility in the aggregate produce Electricity at less than 80% of the combined Target Capacity Levels for both such Facilities for any continuous period of seventy-two (72) hours, or for one hundred sixty-eight (168) hours in the aggregate during any Quarter, and
          (ii) PTFI is caused to suffer and continues to suffer a Milling Material Curtailment as a result of such Unexcused Outage; or
          (B)(i) the Coal Facility produces Electricity at less than 80% of its Target Capacity Level for any continuous 336-hour period, or for four hundred eighty (480) hours in the aggregate during any Quarter, and (ii) PTFI is caused to suffer a Shipping Material Curtailment as a result of such Unexcused Outage.


                    "Mandatory Purchase Right" means the right granted by PTFI to PJP requiring PTFI to offer to acquire all of the Property, as more fully described in Section 4.01 of the Option Agreement.


                    "Mandatory Purchase Right Exercise Notice" means the written notice given by PJP to PTFI, as more fully described in
          Section 4.04 of the Option Agreement.


                    "Mandatory Purchase Right Exercise Notice Date" means the date of the Mandatory Purchase Right Exercise Notice.


                    "Mandatory Purchase Right Purchase Price" means the price, as determined in accordance with Section 4.05 of the Option Agreement, paid by PJP for the exercise of its Mandatory Purchase Right.


                    "Material Adverse Effect" means (i) a material adverse effect on the New Facilities, taken as a whole; and (ii) with respect to the New Facilities, the inability of the New Facilities to meet the respective Target Capacity Levels applicable to such Facilities.


                    "Meters" means the metering and measurement devices installed by PJP and used to measure the amount of Electricity delivered by PJP to PTFI pursuant to Article VI of the Restated Power Sales Agreement.


                    "Mill Site Facility" means the electrical generation and transmission assets described as such on Appendix F to the Restated Power Sales Agreement, and all additions to, and modifications, replacements and alterations of, the foregoing or any portion thereof.


                    "Mill Site Interconnection Point" means the point at which the equipment owned by PJP and used to transmit electricity from the Mill Site Facility to PTFI's Plant meets the other equipment owned by PTFI and used for such purposes.


                    "Milling Material Curtailment" means a complete and involuntary shutdown of any ball mill or any of the SAG mills or the crushing and screening plant at PTFI's Plant caused by an Unexcused Outage.


                    "Mine Operator" means the Person who, at any time and from time to time, is the operator of COW Operations.


                    "MOME" means Menteri Pertambangan Dan Energi (the Ministry of Mines and Energy of the Indonesian Government).


                    "MW" means megawatts.


                    "National  Electrical  Safety  Code"  shall  mean   the
          National Electrical Safety Code of Indonesia.


                    "New Asset Sale Agreement" means that certain Second Asset Sale Agreement, dated as of the date of the Restated Power Sales Agreement, between PJP and PTFI.


                    "New Diesel Facilities" means the third, fourth and fifth diesel generators installed or to be installed at the LIP Facility.


                    "New Facilities" means (i) the Coal Facility; (ii) the New Transmission Line; (iii) the Coal Dock; (iv) the New Diesel Facilities; (v) the transmission line between the LIP Facility and the substation at milepost 38/39; (vi) the Ash Disposal Facility and (vii) any and all ancillary physical assets conveyed under the New Asset Sale Agreement.


                    "New Transmission Line" means the new high voltage 230kv transmission line being constructed to connect the Coal Facility and the Port Facility with the Mill Site Facility.


                    "Nominal Capacity Level" means 320MW, as adjusted pursuant to the Letter Agreement.


                    "Nominee" means a  Commissioner Nominee  or a  Director
          Nominee.


                    "O&M Charge" means the Fixed O&M Charge and the Variable O&M Charge.


                    "OM&M Termination Agreement" means the OM&M Termination Agreement dated as of the date of the Restated Power Sales Agreement, between PJP and P.T. Nusantara Power Services, which terminates the Original OM&M Agreement.


                    "Option Agreement" means the Option, Mandatory Purchase and Right of First Refusal Agreement between PTFI and PJP dated the date of the Restated Power Sales Agreement pursuant to which PTFI has the right, under certain circumstances, to repurchase the Facilities in accordance with the terms thereof.


                    "Option Period" has  the meaning set  forth in  Section
          2.01 of the Option Agreement.


                    "Option Price" means, on any date, the amount set forth on Schedule III to the Restated Power Sales Agreement under the heading "Option Price" opposite the quarter in which such date occurs.


                    "Original Asset Sale Agreement" means the Asset Sale Agreement, dated as of December 27, 1994, between PTFI and PJP.


                    "Original OM&M Agreement" means the Operating, Maintenance and Management Agreement dated December 27, 1994 between PJP and P.T. Nusantara Power Services as amended by First Amendment to Operations, Maintenance and Management Agreement dated as of April 15, 1996.

                    "Original Power Sales Agreement" means the Power Sales Agreement dated December 27, 1994 between PJP and PTFI, as amended by the First Amendment to the Power Sales Agreement dated as of April 15, 1996.


                    "Original  Services  Agreement"   means  the   Services
          Agreement dated December 27, 1994 between PJP and PTFI.


                    "Original Shareholders" means DIJ, PIC, PTFI and PNJ.


                    "Original    Shareholders    Agreement"    means    the
          Shareholders Agreement dated as of December 27, 1994 among the Original Shareholders.


                    "Outstanding Investment" means, on any date, the amount set forth on Schedule III to the Restated Power Sales Agreement under the heading "Outstanding Investment" opposite the quarter in which such date occurs.


                    "Penalty" means an Availability Penalty, Curtailment Penalty or Heat Rate Penalty.


                    "Permit" has the meaning set forth in Section 3.08 of the New Asset Sale Agreement.


                    "Permitted Lien" has the meaning set forth in Section 3.06(a) of the New Asset Sale Agreement.


                    "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, unincorporated organization, trust or other entity or organization, including any Governmental Authority.


                    "PIC" means Powerlink Indonesia Company, L.L.C., a Delaware limited liability company.


                    "PJP"  means  P.T.  Puncakjaya  Power,  an   Indonesian
          limited liability company.


                    "PJP Credit Agreement" means that certain Credit Agreement dated as of December 19, 1997 among PJP, each of the financial institutions that is from time to time a Lender thereunder, and Citicorp International Limited as Agent Bank and Collateral Agent, as in effect on the date hereof.


                    "PJP Indemnitee" has the  meaning set forth in  Section
          11.02 of the Restated Power Sales Agreement.


                    "PJP Share Issuance" shall mean each issuance of any Shares of PJP, whether or not previously issued, which PJP desires to issue, sell, convey, transfer or assign.


                    "PJP Share Issuance Intent Notice" means the written notice given by PJP to PTFI stating PJP's intention to make a PJP Share Issuance.


                    "PJP Share Sale  Notice" has the  meaning set forth  in
          Section 5.04 of the Option Agreement.


                    "PJP's Site" means the property described in Appendices D, F, G, J and K to the Restated Power Sales Agreement, in the aggregate.


                    "PLN" means PT PLN (Persero) (the national electric company of the Indonesian Government).


                    "PNJ"  means   P.T.   Prasarana  Nusantara   Jaya,   an
          Indonesian limited liability company, formerly P.T. Austindo Nusantara Jaya.


                    "Pole Attachment Agreement" shall mean that certain Pole Attachment Agreement dated as of December 19, 1997 between PJP and PTFI.


                    "Port Site Facility" means the electrical generation and transmission assets described as such on Appendix G to the Restated Power Sales Agreement, and all additions to, and modifications, replacements and alterations of, the foregoing or any portion thereof.


                    "Port Site Interconnection Point" means the point at which the equipment owned by PJP and used to transmit electricity from the Port Site Facility to PTFI's Plant meet the equipment owned by PTFI and used for such purposes, as more fully described in Appendix B to the Restated Power Sales Agreement.


                    "Post-Closing Permit"  has  the meaning  set  forth  in
          Section 3.08 of the New Asset Sale Agreement.


                    "Post-Closing Tax Period" means, with respect to any of the New Facilities, any and all Tax periods (or portion thereof) ending after the Closing Date.


                    "Power Assets" means the collective reference to the Existing Assets and the New Facilities.


                    "Power Plant A" means the 43.9 MW electric generating facility consisting of sixteen (16) diesel generator sets and forming part of the Mill Site Facility.


                    "Power Plant C" means the 72 MW electric generating facility consisting of eighteen (18) diesel generator sets and forming part of the Mill Site Facility.


                    "Pre-Approved Party" has the meaning set forth in Sections 3.03, 5.03 and 7.03, respectively, of the Option Agreement.


                    "Pre-Closing Tax Period" means any and all Tax periods (or portions thereof) ending on or before the close of business on the Closing Date.


                    "Project Area" means the area of PTFI's operations in Irian Jaya, Indonesia.


                    "Project Services Fees" means those fees and expenses for services performed and expenses incurred by DEII pursuant to the Administrative Services Agreement.


                    "Property"  means  the  Use   Rights,  the  Land,   the
          Improvements and the Improvement-Related Property.


                    "Property Purchase Exercise Notice" means the written notice given by PTFI to PJP pursuant to Section 2.04 of the Option Agreement.


                    "Property Purchase Exercise Notice Date" means the date of the Property Purchase Exercise Notice.

                    "Property Purchase Option" has the meaning set forth in
          Section 2.01 of the Option Agreement.


                    "Property Purchase Option Price" means the amount, as determined in accordance with Section 2.05 of the Option Agreement, to be paid by PTFI to PJP for the sale and transfer of the Property.


                    "Property Sale Notice" means the notice given by PJP to PTFI of PJP's receipt of an offer from a Person to purchase all or a portion of the Property and PJP's intent to accept such offer.


                    "Property Transfer" means a sale, conveyance, transfer or assignment of Property by PJP as described in Section 3.01 of the Option Agreement.


                    "Property Transfer Intent Notice" means the written notice given by PJP to PTFI stating PJP's intention to make a Property Transfer.


                    "Proportionate Amount" means on any date, the percentage derived by dividing (x) the number of Shares being purchased, or sold, as the case may be, by a Shareholder by (y) the total number of issued and outstanding Shares.


                    "Proposed Transferee"  has  the meaning  set  forth  in
          Section 3.4 of the Restated Shareholders Agreement.


                    "Prudent Utility Practices" means the practices, methods and acts engaged in or internationally approved by the majority of thermal electric generating companies that, at that particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner consistent with law, regulation, reliability, safety, economy and environmental protection.


                    "PSA Subordinated Debt" means debt of PJP to PTFI which
          shall (i) bear interest at the Default Rate, (ii) be payable as to principal and interest in quarterly installments equal to an amount which, on the date of payment thereof, bears the same ratio to the amount then being paid by PJP to its Shareholders as dividends or in respect of Subordinated Loans, as the original principal amount of the PSA Subordinated Debt bears to the Outstanding Investment on the date the PSA Subordinated Debt is made available, (iii) be payable by PJP solely from amounts which, in accordance with the Financing Documents, are available for PJP to pay dividends or amounts due in respect of subordinated debt to Shareholders or their Affiliates, and (iv) otherwise be subject and subordinate to all amounts owing by PJP to Senior Secured Lenders on the basis set forth in Schedule VII to the Restated Power Sales Agreement.


                    "PTFI"  means  P.T.  Freeport  Indonesia  Company,   an
          Indonesian limited liability company, domesticated in the State of Delaware, U.S.A.


                    "PTFI Indemnitee" has the meaning set forth in  Section
          11.01 of the Restated Power Sales Agreement.


                    "PTFI  Participation  Agreement"  means  that   certain
          Participation Agreement dated October 11, 1996 between PTFI and PT RTZ, as amended, modified or supplemented from time to time.


                    "PTFI's Plant" means, collectively, the facilities owned or operated by PTFI on PTFI's Site, any additions thereto, and any modifications and replacements thereof, all as more specifically described in Appendix C to the Restated Power Sale Agreement.


                    "PTFI-Related  Entity"  means  any  Person   conducting
          business at PTFI's Site on or after the commencement of the Term, as designated by PTFI from time to time.


                    "PTFI's Site" means the property set forth in Appendix E to the Restated Power Sales Agreement.


                    "PT Kaltim Prima" means PT Kaltim Prima Coal, a company incorporated under the laws of the Republic of Indonesia.


                    "PT RTZ" means P.T. RTZ-CRA Indonesia, an Indonesian limited liability company.


                    "Purchase Price" has the  meaning set forth in  Section
          2.01 of the New Asset Sale Agreement.


                    "Quarter" means each of the quarterly periods (or in the case of the first and last thereof, the portion of such period) ending on and including March 31, June 30, September 30 and December 31 of each Contract Year.


                    "Real Property" has  the meaning set  forth in  Section
          2.08 of the New Asset Sale Agreement.


                    "Refurbished Year" has the meaning set forth in Section
          1.9 of Schedule I to the Restated Power Sales Agreement.


                    "Reliability" has the meaning set forth in Appendix L to the Restated Power Sales Agreement.


                    "Renewal Term"  has the  meaning set  forth in  Section
          2.01 of the Restated Power Sales Agreement.


                    "Representative" means, with respect to a party, any of its or its Affiliates' officers, directors, employees, agents, advisors or any Affiliate of such party.


                    "Required Alteration"  has  the meaning  set  forth  in
          Section 7.03(e) of the Restated Power Sales Agreement.


                    "Required Consent" has the meaning set forth in Section
          3.05 of the New Asset Sale Agreement.


                    "Restated Power Sales Agreement" means the Amended and Restated Power Sales Agreement dated as of December 18, 1997 between PJP and PTFI which amends and restates the Original Power Sales Agreement.


                    "Restated Services Agreement" means that Amended and Restated Services Agreement, dated as of the date of the Restated Power Sales Agreement, between PTFI and PJP which amends and restates the Original Services Agreement.


                    "Restated Shareholders Agreement" means that certain Amended and Restated Shareholders Agreement, dated as of the date of the Restated Power Sales Agreement, among DIJ, WPI, PNJ and PJP.


                    "Restricted Transfer"  has  the meaning  set  forth  in
          Section 3.1 of the Restated Shareholders Agreement.


                    "Restricted Transfer Notice" has the meaning set forth in Section 3.4 of the Restated Shareholders Agreement.


                    "Retained Right of  Access" means any  right of  access
          retained by PTFI to the Facilities, including, without limitation, an easement in favor of PTFI with respect to the Facilities and any right of reentry in favor of PTFI under the Restated Power Sales Agreement.


                    "Right of First Refusal as to Portfolio Shares" has the meaning set forth in Section 5.01 of the Option Agreement.


                    "Right of First Refusal as to Property" has the meaning set forth in Section 3.01 of the Option Agreement.


                    "Rupiah" or "Rp" means the lawful currency of the Republic of Indonesia.


                    "R.V." means the Reglement op de Rechtsvordering.


                    "Safety Program" has the  meaning set forth in  Section
          8.03 of the Restated Power Sales Agreement.


                    "SCADA" means the computer management program known as "supervisory control and data acquisition system."


                    "Second Renewal  Term" has  the  meaning set  forth  in
          Section 2.01 of the Restated Power Sales Agreement.


                    "Senior Officer" means any chief executive officer, chief financial officer, president, executive vice president or senior vice president.


                    "Senior Secured Lender" means any third party or parties providing debt financing or refinancing for PJP's acquisition of the Facilities or for any Alteration, including any commercial banks, institutional lenders, holders of bonds, or any trustee or collateral agent acting on behalf of any of the foregoing.


                    "Services" means, collectively, those services that PJP shall perform pursuant to Section 2.01 of the Maintenance Agreement.


                    "Share" means any issued and outstanding share of authorized share capital (voting common stock) of PJP.


                    "Shareholder" means each of DIJ, WPI and PNJ, in each case for so long as it owns Shares, and its successors and, to the extent permitted by the terms of the Restated Shareholders Agreement and of the Articles, any transferee of any Shares it owns.


                    "Shareholder Share Purchase Exercise Notice" means the written notice given by PTFI to any Shareholder of PTFI's election to exercise the Shareholder Share Purchase Option.


                    "Shareholder Share Purchase Exercise Notice Date" means the date of the Shareholder Share Purchase Exercise Notice.


                    "Shareholder Share Purchase Option" has the meaning set forth in Section 6.01 of the Option Agreement.


                    "Shareholder Share Purchase Option Price " means the amount to be paid by PTFI to each Shareholder for the sale and transfer of such Shareholder's Shares and Subordinated Loans, if any, such amount to be determined in accordance with Section 6.05 of the Option Agreement.


                    "Shareholder Share Right of First Refusal" means the exclusive right of first refusal granted by each of the Shareholders to PTFI to acquire any Shares and Subordinated Loans, if any, owned by such Shareholder which such Shareholder desires to sell, convey, transfer or assign to any Person other than a Shareholder or an Affiliate thereof.


                    "Shareholder Share Sale Notice" means the written notice given by a Shareholder to PTFI of an offer from a Person to purchase all or a portion of such Shareholder's Shares and Subordinated Loans, as such notice is more fully described in
          Section 7.04 of the Option Agreement.


                    "Shareholder Share Transfer" has the meaning set forth in Section 7.01 of the Option Agreement.


                    "Shareholder Share Transfer Intent Notice" means the written notice given by a Shareholder to PTFI of its intention to make a Shareholder Share Transfer.


                    "Shipping Material Curtailment" means, with respect to PTFI's shipping operations, any delay in the scheduled departure of an ore transport ship from PTFI's port facilities caused by an Unexcused Outage that results in PTFI incurring demurrage charges not promptly reimbursed by PJP.


                    "Site Procedures" has the meaning set forth in Section 8.03(a) of the Restated Power Sales Agreement.


                    "Special Purpose Parent" means, with respect to DIJ  or
          WPI, or any transferee of either of them, any Person substantially all of the assets of which consist of an indirect ownership interest in PJP.


                    "Subordinated Loan" means a subordinated loan made by any Shareholder to PJP and evidenced by one or more notes which provide for the express subordination of such loans on the terms and conditions set forth in Schedule VII to the Restated Power Sales Agreement and are otherwise in form and substance
          satisfactory  to  the  parties   to  the  Restated   Shareholders
          Agreement.


                    "Support Services" means  those services identified  in
          Schedule 5.1 to the Restated Services Agreement.


                    "Target Capacity Level" means, with respect to the Port Site Facility, 4.4 MW; with respect to the Coal Facility, 0 MW; with respect to the Mill Site Facility, 125 MW; with respect to the LIP Facility and the Timika Facility combined, 10.8 MW, in each case at a generator power factor of not less than 0.85 as such Target Capacity Levels are adjusted in accordance with
          Section 3.05 of the Restated Power Sales Agreement.


                    "Target Heat Rate" has the meaning set forth in Section
          1.9 of Schedule I to the Restated Power Sales Agreement.


                    "Tax" and "Taxes" means any and all present and future taxes, charges, fees, levies, imposts, duties, and other assessments, including, without limitation, any income, alternative, minimum or add-on tax, gross income, gross receipts, sales, use transfer, ad valorem, value added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax.


                    "Tax Adjustment" has the meaning set forth in Section 7.03(b) of the Restated Power Sales Agreement.


                    "Tax Gross-Up" has the meaning  set forth in   Schedule
          III to the Restated Power Sales Agreement.


                    "Tax Indemnity Agreement" means the Amended and Restated Tax Indemnity Agreement dated as of December 27, 1994 between PTFI and DIJ, as amended by that certain letter agreement dated December 19, 1997 between PTFI and DIJ.


                    "Term" shall mean, collectively, the Initial Term and any Renewal Term(s).


                    "Third Party Asset" means any Future Asset of PJP constructed, acquired, leased or otherwise obtained by PJP for the purpose of generating and selling electric energy or capacity to a third party.


                    "Third Party Asset Price" means, on any date, with respect to any Third Party Assets, the greater of (i) the Fair Market Value of such Third Party Assets on such date and (ii) the net book value of such assets as reflected in the most recent balance sheet of PJP.


                    "Timika Facility" means the electrical generation and transmission assets described as such on Appendix D to the Restated Power Sales Agreement, and all additions to, and modifications, replacements and alterations of, the foregoing or any portion thereof.


                    "Timika Interconnection Point" means the point at which the equipment owned by PJP and used to transmit electricity from the Timika Facility to PTFI's Plant meets the equipment owned by PTFI and used for such purposes.


                    "Transaction Documents" means the Restated Power Sales Agreement, the Restated Services Agreement, the New Asset Sale Agreement, the Restated Shareholders Agreement, the Option Agreement, the Technical Services Agreement, the Share Purchase Agreement, the Pole Attachment Agreement, the Maintenance
          Agreement, the Administrative Services Agreement, the OM&M Termination Agreement, the Default Remedies Co-ordination
          Agreement and any other documents or agreements executed and delivered as a part of the Closing.


                    "Transferor" shall mean the transferor of Shares or Property, as the case may be.


                    "Unexcused Outage" means,  with respect  to a  specific
          Facility, any failure by PJP to maintain an operating level equal to the Target Capacity Level of such Facility to the extent such failure is not the result of (i) one or more Local Political Risk Events, (ii) the making of any Required Alteration during the period thereof, the failure to have made a Required Alteration as a result of PTFI's failure to consent thereto as contemplated in the Restated Power Sales Agreement, or any delay in making a Required Alteration during the pendency of arbitration proceedings related to such Required Alteration, (iii) the failure of PJP or any permitted assignee of PJP pursuant to
          Section 11.07 of the Restated Services Agreement, to receive a service or of PTFI or any successor or permitted assignee of PTFI to otherwise fulfill an obligation, in each case, pursuant to the Restated Services Agreement, including, without limitation, the failure of PJP to receive Diesel Fuel whether or not as a result of a Force Majeure Event affecting PTFI, a Local Political Risk Event or any failure of the coal supplier to deliver Coal under the Coal Supply Agreement (except any failure of PJP to receive Diesel Fuel or Coal to the extent resulting from PJP's Fault or Breach (other than a PJP Breach under the Coal Supply Agreement resulting from PTFI's failure to make payments due under the Restated Power Sales Agreement)), (iv) any action taken at the direction of, or taken by, PTFI (including, without limitation, interconnections pursuant to Section 5.01 of the Restated Power Sales Agreement, PTFI's installation of check meters pursuant to
          Section 6.01 of the Restated Power Sales Agreement, or its purchase from third parties, or production of, Electricity, or the curtailment or reduction in deliveries of Electricity, pursuant to Section 3.02 or 3.06 of the Restated Power Sales Agreement) which has a material adverse effect on PJP's ability to perform its obligations under the Restated Power Sales Agreement, (v) any outage or failure of the New Transmission Line during the Evaluation Period, (vi) failure of PTFI to obtain any Post-Closing Permit as provided in the New Asset Sale Agreement or (vii) PTFI's Fault or Breach.


                    "Unit Major Maintenance Outage Year" has the meaning set forth in Section 1.9 of Schedule I to the Restated Power Sales Agreement.


                    "Unit Rating" means the capacity level of a unit of any Facility determined in accordance with the Completion Criteria for such unit, as adjusted pursuant to Section 3.05 of the Restated Power Sales Agreement.


                    "Untitled Land" means those tracts or parcels of Land located in the Province of Irian Jaya, Indonesia as to which PJP has Use Rights but as to which PJP does not have HGB Title.


                    "Use Rights" means the right to enter, use, occupy and construct building facilities on the Untitled Land.


                    "Variable O&M Charge" for any month, means the amount calculated in accordance with Schedule I to the Restated Power Sales Agreement for such month.


                    "Vendor" shall mean a party, including PTFI, that provides services to PJP that assist PJP in the performance of its obligations under the Restated Power Sales Agreement.


                    "Westcoast" has the meaning set forth in the first paragraph of the Restated Shareholders Agreement.


                    "WPI" has the meaning set forth in the first paragraph of the Restated Shareholders Agreement.





THE REMAINING APPENDICES AND SCHEDULES LISTED BELOW HAVE BEEN OMITTED AND WILL BE PROVIDED UPON REQUEST.

          APPENDIX B     INTERCONNECTION POINTS
          APPENDIX C     PTFI'S PLANT
          APPENDIX D     TIMIKA FACILITY
          APPENDIX E     PTFI'S SITE
          APPENDIX F     MILL SITE FACILITY
          APPENDIX G     PORT SITE FACILITY
          APPENDIX H     ENGINEERING FIRMS
          APPENDIX I     TECHNICAL SPECIFICATIONS FOR ELECTRICITY AND
                         ELECTRIC CAPACITY
          APPENDIX J     COAL FACILITY
          APPENDIX K     LIP FACILITY
          APPENDIX L     TARGET CAPACITY LEVELS AND RELIABILITY
          APPENDIX M     FORM OF MONTHLY INVOICE
          APPENDIX N     OUTLINE OF SITE PROCEDURES
          APPENDIX O     OPERATOR'S PERSONNEL

          SCHEDULE I     SUMMARY OF CHARGES - INITIAL TERM
          SCHEDULE II    [RESERVED]
          SCHEDULE III   OUTSTANDING INVESTMENT AND OPTION PRICE
          SCHEDULE IV PRINCIPLES GOVERNING USE BY THIRD PARTIES OF PJP'S TRANSMISSION AND DISTRIBUTION LINES
          SCHEDULE V     LETTER AGREEMENT CONCERNING LIP FACILITY
                         DATED JUNE 20, 1995
          SCHEDULE VI    TAX INFORMATION AND ASSUMPTIONS
          SCHEDULE VII   TERMS OF SUBORDINATION